As Filed with the Securities and Exchange Commission on September 3, 1999

                                                      Registration No. 333-83255


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          STRATUS SERVICES GROUP, INC.
                 (Name of small business issuer in its charter)

Delaware                               7363                     223499261
(State or jurisdiction
of incorporation or       (Primary Standard Industrial       (I.R.S. Employer
organization)              Classification Code Number)    Identification Number)


                                 500 Craig Road
                           Manalapan, New Jersey 07726
                                 (732) 866-0300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Joseph J. Raymond
                      Chairman and Chief Executive Officer
                          Stratus Services Group, Inc.
                                 500 Craig Road
                           Manalapan, New Jersey 07726
                                 (732) 866-0300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:


John A. Aiello, Esq.                       Hank Gracin, Esq.
Giordano, Halleran & Ciesla, P.C.          Lehman & Eilen, LLP
125 Half Mile Road, P.O. Box 190           50 Charles Lindbergh Blvd., Suite 505
Middletown, New Jersey 07748               Uniondale, New York 11553
(732) 741-3900                             (516) 222-0888


            Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

            If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________

            If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee


--------------------------------------------------------------------------------------------------------------------
                                                        Proposed              Proposed
 Title of each Class of                                 Maximum               Maximum
    Securities to be              Amount to be       Offering Price          Aggregate              Amount of
       Registered                  Registered        Per Share (1)       Offering Price(1)       Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
   value per share             1,725,000 Shares(2)       $7.50              $12,937,500               $3,597
--------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants          150,000 Wrts(3)           ---                   ---                    (4)
--------------------------------------------------------------------------------------------------------------------
Common Stock Underlying
   Underwriter's Warrants      150,000  Shares           $8.25               $1,237,500                $344
--------------------------------------------------------------------------------------------------------------------
Total                                                                                                 $3,941
--------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.


(2) Includes 225,000 shares subject to over-allotment option.

(3) To be issued for nominal consideration to the Underwriter.

(4) Pursuant to Rule 457(g), no separate registration fee for the warrants is required.


            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell nor does it seek an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.


                 Subject to Completion, Dated September 3, 1999


PROSPECTUS


                                1,500,000 SHARES


                          STRATUS SERVICES GROUP, INC.

                                  COMMON STOCK

                    ----------------------------------------


            This is an initial public offering of shares of common stock of Stratus Services Group, Inc. All of the 1,500,000 shares of common stock are being sold by Stratus Services Group, Inc.

            Prior to this offering, there has been no public market for the common stock. Stratus currently estimates that the initial public offering price will be between $6.00 and $9.00 per share. We have applied for quotation of our common stock on the Nasdaq Smallcap Market under the symbol "SMSL."


                    ----------------------------------------


    See "Risk Factors" beginning on page 4 to read about factors you should consider before buying shares of common stock.


                    ----------------------------------------


Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


===========================================================================================================================
                                                        Underwriting Discounts and       Proceeds, before expenses, to
                               Price to Public                 Commissions                Stratus Services Group, Inc.
Per Share............      $                          $                                $
Total................      $                          $                                $
===========================================================================================================================

            The underwriter may, subject to the terms of the underwriting agreement, purchase up to an additional 225,000 shares from Stratus at the initial public offering price, less the underwriting discount.


                    ----------------------------------------



   The underwriter expects to deliver the shares against payment in New York on _______, 1999.

                            HORNBLOWER & WEEKS, INC.

               The date of this Prospectus is ________ ___, 1999.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to "Stratus," "Stratus Services Group," "we," "us" and "our" refer to Stratus Services Group, Inc.


                    ----------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


Prospectus Summary..........................................................   2
Risk Factors................................................................   4
Use of Proceeds.............................................................   9
Dividend Policy.............................................................   9
Dilution....................................................................  10
Management's Discussion and Analysis of Financial Condition and
  Results of Operations.....................................................  11
Business....................................................................  16
Management..................................................................  25
Certain Relationships and Related Party Transactions........................  31
Principal Stockholders......................................................  32
Description of Securities...................................................  34
Shares Eligible for Future Sale.............................................  36
Underwriting................................................................  38
Legal Matters...............................................................  39
Experts.....................................................................  39
Available Information.......................................................  40
Index to Financial Statements............................................... F-1

                               PROSPECTUS SUMMARY

            This summary highlights information elsewhere in this prospectus. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors," before investing in our common stock.


                                   The Company


            Stratus Services Group, Inc. is a New Jersey based provider of temporary staffing and engineering services. We currently operate through a network of fifteen offices in ten states. We provide a wide range of commercial staffing services including light industrial, clerical, distribution, technical, specialty and other professional services. We also have a dedicated engineering services staff providing a broad range of staffing, project consulting and outsourcing services. Our SMARTSolutions(TM) service provides a structured program to monitor and enhance the productivity of a customer's labor resources. As of August 31, 1999, we were providing approximately 1300 staffing employees to more than 200 businesses.


            Our strategy is to continue to expand operations through internal growth and strategic acquisitions.

            Our executive offices are located at 500 Craig Road, Manalapan, New Jersey. Our phone number is (732) 866-0300.

                                  The Offering


Shares of Common Stock Offered.................................1,500,000 shares.
Shares to be Outstanding After this Offering...................5,602,470 shares.
Use of Proceeds................................................For repayment of debt, capital
                                                               expenditures,
                                                               working capital,
                                                               including
                                                               possible
                                                               acquisitions of
                                                               complementary
                                                               businesses and
                                                               general corporate
                                                               purposes. See
                                                               "Use of
                                                               Proceeds."
Proposed Nasdaq National Market Symbol.........................SMSL.


            The above information is based on shares outstanding as of August 31, 1999 and excludes 600,667 shares issuable upon the exercise of options and warrants to acquire our common stock that were outstanding as of August 31, 1999 and 150,000 shares issuable pursuant to warrants to be issued to the underwriter in connection with this offering. The information also assumes that the underwriter will not exercise its option to purchase additional shares of common stock in the offering.


            Unless otherwise indicated, all information contained in this prospectus, including per share data and information relating to the number of shares authorized and outstanding, has been adjusted to reflect a proposed two
(2) for three (3) reverse split of our common stock and certain proposed amendments to our certificate of incorporation and bylaws.

                          Summary Financial Information


            The following tables summarize the financial data for our business. You should read this information with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes to those statements included elsewhere in this prospectus.

                                                                                                   Nine Months Ended
                                          August 11, 1997                                               June 30,
                                            Inception to            Year Ended            -----------------------------------
                                         September 30, 1997     September 30, 1998           1998                    1999
                                         ------------------     ------------------        ------------           ------------
                                                                                           (Unaudited)            (Unaudited)
Statement of Operations Data:
Revenues ..........................          $  2,442,191          $ 24,919,639           $ 18,062,534           $ 21,263,817
Gross profit ......................               436,344             4,589,921              3,303,293              4,420,491
Operating income (loss) ...........              (355,072)           (1,041,099)                41,765               (710,654)
Other income (loss)                               (54,322)           (1,438,696)            (1,141,657)              (968,151)
Net income (loss) .................              (409,394)           (2,479,795)            (1,099,892)            (1,678,805)
Net loss per common Share - Basic .          $       (.20)         $       (.69)          $       (.31)          $       (.44)
Net loss per common share - Diluted          $       (.20)         $       (.69)          $       (.31)          $       (.44)
Weighted average shares outstanding
per common share -
  Basic                                         2,027,124             3,602,086              3,562,439              3,783,714
  Diluted                                       2,027,124             3,602,086              3,562,439              3,841,181

                                                                  As of June 30,
                                                                      1999
                                                                  --------------
                                                                   (Unaudited)
Selected Balance Sheet Data:
Cash .....................................................        $    41,441
Accounts receivable ......................................            707,559
Other assets .............................................          3,321,363
Total assets .............................................          4,070,363
Notes and loans payable ..................................          2,434,375
Accrued payroll and taxes ................................            906,562
Due to factor ............................................            495,482
Accounts payable, accrued expenses and other .............          1,979,700
Total liabilities ........................................          5,816,119
Temporary equity .........................................            520,000
Stockholders' equity (deficit) ...........................         (2,265,756)

                                  RISK FACTORS


            Any investment in our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations or financial condition would likely suffer. In this case, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.


                                 Financial Risks


            We have a history of net losses and if we do not become profitable in the future, our financial condition and our stock price could suffer.

            We cannot assure investors that we will become profitable in the future. We have incurred net losses in recent periods, including net losses of $409,394 in our inception period from August 11, 1997 through September 30, 1997, $2,479,795 in the year ended September 30, 1998 and $1,678,805 in the nine months ended June 30, 1999. As a result of our losses we have a stockholders deficit of $2,265,756 as of June 30, 1999. We can provide no assurances that our operations will be profitable in the future.

            Our technical default under a factoring agreement will affect our growth and our financial viability if it continues.




            We are in technical default under a factoring agreement and could be called at any time to repurchase receivables that we have factored. If we are called to repurchase the receivables, the potential to grow the business will be limited and our financial viability could be affected.

            There are doubts as to our ability to continue in business.



            Our auditors have qualified our Financial Statements for the year ended September 30, 1998 with a qualification which raises doubts as to our ability to continue as a going concern. While we have plans to use the funds raised from this offering to increase sales and reduce debt in order to reduce the demand on working capital, there can be no assurance as to when these plans will be implemented and if implemented, whether they will be successful.



            If we do not generate cash sufficient to fund our operations, we may need additional financing to continue in business.

            To date, we have been unable to fund our operations with the cash generated from our business and have funded operations from the sale of equity securities and the incurrence of debt. If our cash flows continue to be insufficient to fund operations, we may need to fund our growth through additional debt or equity funding. If adequate funds are not available on acceptable terms, we may not be able to fund our expansion, develop our products and services or respond to competitive pressures. We cannot be certain that additional financing will be available when and to the extent required or that, if available, it will be on acceptable terms. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be diluted. Furthermore, any new securities could have rights, preferences and privileges senior to those of the common stock.

            Potential 401(k) benefit plan compliance costs could reduce the proceeds available from this offering.

            To correct the potential non-compliance of our 401(k) benefit plan identified in our audit, we may be required to make a contribution to the benefit plan on behalf of all qualifying employees and to satisfy any penalties that may be imposed by the Internal Revenue Service, thereby reducing our available working capital. We are unable to estimate at this time the extent of any possible costs.



            We may have sold securities in violation of applicable securities laws, which could give purchasers of these securities the right to seek refunds or damages, which could reduce the proceeds available from this offering.

            In issuing securities prior to this offering, we relied upon certain provisions of federal and state securities laws which provide "private placement exemptions" from the registration requirements of the securities laws. Because we may not have complied with all of the applicable exemption requirements, certain investors who acquired our securities may have a right to obtain a recovery of the consideration paid in connection with their purchase of our securities or, if they have already sold the securities, to recover damages against us. We estimate that these refunds or damages could total up to approximately $500,000. In addition, we could be subject to additional liabilities if state or federal authorities were to assert violations of the securities laws against us.


                              Business Model Risks


Delays implementing our internal growth strategy may reduce anticipated cash flow and place a strain on our management resources, which could adversely affect our operating performance.



            Any significant delay in the opening of new offices or the failure of new offices to achieve anticipated performance levels could adversely impact our operations and expansion plans and have a material adverse effect on our business. We have grown in recent years by opening new offices and increasing the volume of services provided through existing offices. We cannot assure you that we will continue to be able to maintain or expand our market presence in current locations or to successfully enter other markets.

            Future acquisitions could increase the risk of our business.

            As part of our business strategy, we expect to review acquisition prospects that would complement our existing business. We anticipate that we will acquire other businesses or assets meeting our strategic goals that can be purchased on terms acceptable to us. We may not locate suitable acquisition opportunities. Any future acquisitions would expose us to increased risks, including:

            o issuances of equity securities that may dilute existing stockholders;

            o     increased debt obligations or contingent liabilities;

            o     risks associated with the assimilation of new operations;

            o     the diversion of resources from our existing operations;

            o the inability to retain the customers of acquired businesses and generate sufficient revenues from new operations to offset associated acquisition costs;

            o the maintenance of uniform standards, controls, procedures and policies; and

            o the impairment of relationships with employees and customers as a result of any integration of new management personnel.

            If these risks materialize, future acquisitions could require additional capital investment or result in additional operating losses, amortization of goodwill and other intangible assets or other charges against earnings.

                          Risks Relating to Operations



            If we are not able to hire and retain a sufficient number of qualified temporary employees, our business may suffer.


            Since our "product" is the temporary employees we provide to our clients, our future success will depend on our ability to attract, train, retain and motivate suitably qualified personnel. Competition for such personnel in the staffing services industry is particularly intense. We compete with other temporary staffing companies, as well as our customers and other employers for qualified personnel. If we are unable to continue to recruit additional qualified personnel our business and planned growth could suffer.

            We are directly liable for worksite employee payroll regardless of whether we are paid by our customers, potentially reducing available working capital.

            As the direct employer we are obligated to pay the salaries, wages and related benefit costs and payroll taxes of worksite employees and must pay the costs even if the customer does not make timely payment to us. A failure to recover employee payroll and benefits costs from the customer could have a material adverse effect on our financial condition or results of operations. This may result in a significant drain on available working capital and cash reserves.

            We are liable for relationships between our customer and our employees, potentially exposing us to monetary damages.


            The failure of our employees to follow policies and guidelines may result in negative publicity, monetary damages or fines. We may be exposed to potential liability to our customers with respect to any claims arising out of the services performed by our temporary staffing employees, such as misuse of client information or theft of client property. We are also exposed to potential claims by our temporary staffing employees for discrimination and harassment in the customer's workplace and violations of other employment-related laws and regulations.


            Malpractice claims against us could increase our operating costs.

            In the event that we experience a large claim, frequent claims or some other event occurs that causes the rates for the professional malpractice insurance to increase, there could be a material adverse effect on our business, operating results and financial condition. Providing engineering and other professional services entails a risk of claims of professional malpractice and similar claims which could have a material adverse effect on our business, operating results and financial condition. Although we do and will continue to maintain insurance that we believe is adequate as to risks and amount, we cannot assure you that future claims will not exceed the coverage amounts or that the insurance policies will indemnify us in any particular circumstance.

            Because a small number of customers account for a substantial portion of our revenues, our revenues could suffer if we lose a major customer.

            For the year ended September 30, 1998 and the nine months ended June 30, 1999, our five largest clients accounted for approximately 49% and 42% of our revenues. The loss of or a material reduction in revenues from one or more large clients could have a material adverse effect on our business. Our contracts to perform services may be canceled or modified by clients at will without penalty.

            Breaches or failure of our Internet based management information system could harm our operations.


            Security breaches of our management information system or an extensive failure of the system could significantly harm our business by affecting our monitoring of the financial and operating performance of the business. As our management information system connecting all our offices and operations is an Internet based system, any failure of the Internet or any security measures we employ could affect our ability to monitor and control our operations and could also result in our confidential information or our clients' confidential information being accessed by unauthorized viewers, exposing us to potential liability.





The Year 2O00 problem could cause us to suffer business interruptions, or shutdown, reputational harm or legal liability, and as a result, material financial jobs.

We rely on information technology supplied by third parties, and our third party suppliers and vendors also are dependent on information technology systems and on their own third party vendors' systems. The Year 2000 problem could cause us to suffer business interruptions, or shutdown, reputational harm or legal liability, and as a result, material financial loss.

We have evaluated our internal information technology systems and contacted our information technology suppliers and third party suppliers and vendors to ascertain their Year 2000 status. However, we cannot guarantee that our own systems will be Year 2000 compliant, that any of our third party suppliers and vendors will be Year 2000 compliant in a timely manner, or that there will not be significant interrelated operational problems among information technology systems.




                     Risks Related to Government Regulation

            Regulatory and legal uncertainties could harm our business.

            The implementation of unfavorable governmental regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies, could require us to incur significant compliance costs, cause the development of the affected markets to become impractical or otherwise adversely affect our financial performance.


                         Risks Related to Our Structure

            Our officers, directors and senior management employees own a large percentage of our common stock and could significantly influence the outcome of actions requiring stockholder approval.

            Upon consummation of this offering, directors, officers and senior management employees of Stratus will control approximately 44% of our outstanding voting stock. As a result, if they act together, they may have the ability to significantly influence the outcome of all matters requiring stockholder approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and the ability to control our management and affairs. Such control could discourage others from initiating potential merger, takeover or other change of control transactions. As a result, the market price of our common stock could be adversely affected.


            Anti-takeover provisions affecting us could prevent or delay a change of control and this could affect our stock price.


            Our certificate of incorporation and bylaws include provisions that may discourage, delay or prevent a change in control that some stockholders may consider favorable. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of common stock.

            You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase.

            The initial public offering price is expected to be substantially higher than the net tangible book value of each outstanding share of common stock. Purchasers of common stock in this offering will suffer immediate and substantial dilution. The dilution will be $6.68 per share in the net tangible book value of the common stock from the expected initial public offering price. If the outstanding options and warrants to purchase shares of common stock are exercised, there would be further dilution.

            Future sales of our common stock could cause the market price to drop significantly even if our business is doing well.

            Sales of a substantial number of shares of common stock in the public market following this offering could cause the market price of our common stock to decline. After this offering, we will have outstanding 5,602,470 shares of common stock assuming no exercise of warrants and options. The 1,500,000 shares offered for sale through the underwriters will be freely tradable. Of the remaining 4,102,470 shares of common stock outstanding after this offering, approximately 1,189,200 (or 21%) will be eligible for sale in the public market beginning 12 months after the effective date of this prospectus and approximately 2,913,270 (or 52%) shares will become eligible for sale 24 months after the effective date of this prospectus.

No public market for our common stock currently exists and our stock price may fluctuate after this offering. As a result, investors in our common stock may not be able to resell their shares at or above the initial public offering price.

      The market price for our common stock will vary from the initial public offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

      o     variations in quarterly operating results;

      o     changes in financial estimates by securities analysts;

      o     changes in market valuations of staffing companies;

      o announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

      o     loss of a major customer;

      o     additions or departures of key personnel;

      o     sales of common stock in the future; and

      As a result, investors in our common stock may not be able to resell their shares at or above the initial public offering price. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert our management's attention and resources, which could negatively impact our business, operating results and financial condition.



               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.


            Some of the statements under the "Prospectus Summary", "Risk Factors", "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.


            In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology.

            Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we, nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                                 USE OF PROCEEDS


            The net proceeds to us from the sale of 1,500,000 shares of common stock being offered by us are estimated to be approximately $9,200,000. This estimate is based on an assumed public offering price of $7.50 per share, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses.


            The principal purposes of this offering are to:


            o repay approximately $1,050,000 of outstanding debt incurred to support our operations which bears the interest rate of 18% per annum and which becomes due upon completion of this offering.

            o Pay $1,326,000, in satisfaction of the balance of the purchase price for the acquisition of B&R Employment, Inc., a staffing company acquired in January 1999, which bears interest at a rate of 10% per annum and which becomes due on the earlier of March 1, 2000 or 30 days after the completion of this offering.

            o Pay outstanding indebtedness to attorneys of $249,000 incurred in connection with various litigation;

            o Pay $839,000 to the factor for settlement of recourse obligation;

            o     Purchase $150,000 of computers and other equipment;

            o Pay $170,000 of accrued compensation to three of our executives;

            o     Pay $100,000 for marketing and promotion;

            o     Pay $75,000 to expand our internet presence.


            The balance of the funds will be used for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire additional businesses that we believe will complement our current or future business. However, we have no specific plans, agreements or commitments to do so and although we are in frequent discussion with potential acquisition targets, at this time there are no discussions that we believe can be considered likely to result in a transaction. The amounts that we actually expend for general corporate purposes will vary significantly depending on a number of factors, including future revenue growth, if any, and the amount of cash we generate from operations. As a result, we will retain broad discretion in the allocation of a portion of the net proceeds of this offering. Pending these uses, we will invest the net proceeds in short-term, interest-bearing, investment grade securities.

                                 DIVIDEND POLICY


            We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for financing growth and do not expect to pay any dividends in the foreseeable future.

                                    DILUTION


            At June 30, 1999 we had a negative net tangible book value of $(4,700,000) or approximately ($1.14) per share. Pro forma net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of common stock. Dilution in pro forma net tangible book value per share represents the differences between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after the completion of this offering. After giving effect to the sale of the 1,500,000 shares of common stock offered by us at an assumed initial public offering price of $7.50 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, our pro forma net tangible book value at June 30, 1999 would have been approximately $4.6 million or $.82 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $1.96 per share to existing stockholders and an immediate dilution of $6.68 per share to new investors of common stock. The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share ....                      $7.50
    Net tangible book value per share as
      of June 30, 1999 .............................          (1.14)
    Increase per share attributable to new
      investors ....................................           1.96
Pro forma net tangible book value per share after
  this offering ....................................                        .82
Dilution per share to new investors ................                      $6.68

            The following table summarizes on a pro forma basis after giving effect to the offering (based on an assumed initial public offering price of $7.50 per share), as of June 30, 1999, the differences between the existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid:

                                                                                    Average Price
                                Shares Purchased           Total Consideration        Per Share
                             ---------------------      -----------------------     -------------
                              Number       Percent         Amount       Percent
                             ---------     -------      -----------     -------
Existing stockholders        4,080,804       73.1%      $ 3,414,000       23.3%         $ .84
New Investors .......        1,500,000       26.9%       11,250,000       76.7%          7.50
                             ---------      -----        ----------      -----
  Total .............        5,580,804      100.0%       14,664,000      100.0%
                             =========      =====        ==========      =====

            The foregoing discussions and tables are based upon the number of shares actually issued and outstanding on June 30, 1999 and assumes no exercise of any of the options and warrants outstanding as of June 30, 1999. To the extent these options and warrants are exercised, there will be further dilution to investors.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

            The following discussion should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

      Introduction


            We provide a wide range of staffing and engineering services nationally through a network of fifteen offices in ten states. Although we were incorporated on March 11, 1997, operations effectively commenced on August 11, 1997 with the acquisition of certain operating assets of Royalpar Industries, Inc. and its subsidiaries. Since August 1997, through internal growth and two acquisitions, which were completed in August 1998 and January 1999, we have grown from the original five Royalpar offices in five states.

            We recognize revenues based on hours worked by assigned personnel. Generally, we bill our customers a pre-negotiated fixed rate per hour for the hours worked by our temporary employees. We are responsible for workers' compensation, unemployment compensation insurance, Medicare and Social Security taxes and other general payroll related expenses for all of the temporary employees we place. These expenses are included in the cost of revenue. Because we pay our temporary employees only for the hours they actually work, wages for our temporary personnel are a variable cost that increases or decreases in proportion to revenues. Gross profit margin varies depending on the type of services offered. Our Engineering Services typically generate higher margins while Staffing Services typically generates lower margins. In some instances, temporary employees placed by us may decide to accept an offer of permanent employment from the customer and thereby "convert" the temporary position to a permanent position. Fees received from such conversions are included in our revenues. Selling, general and administrative expenses include payroll for management and administrative employees, office occupancy costs, sales and marketing expenses and other general and administrative costs.


            Results of Operations


            The following table sets forth certain selected operating results for the period from inception of operations on August 11, 1997 through September 30, 1997, for the fiscal year ended September 30, 1998 and for the nine months ended June 30, 1998 and 1999.

                                August 11, 1997 to         Year ended              Nine Months Ended           Nine Months Ended
                                September 30, 1997      September 30, 1998            June 30, 1998              June 30, 1999
                           ---------------------------------------------------------------------------------------------------------
Revenues ...............   $ 2,442,191      100.0%    $ 24,919,639      100.0%    $18,062,534      100.0%    $21,263,817       100%
Cost of Revenues .......     2,005,847       82.1%      20,329,718       81.6%     14,759,241       81.7%     16,843,326      79.3%

Gross Profit ...........       436,344       17.9%       4,589,921       18.4%      3,303,293       18.3%      4,420,491      20.7%

Selling, general and
  administrative
  expenses .............      (739,431)      30.3%      (4,852,269)    -19.5%      (3,201,538)    -17.7%      (4,404,428)     20.7%

Depreciation and
  amortization .........        (1,985)     -0.1%         (108,306)     -0.4%         (30,139)     -0.2%        (131,717)    -0.6%
Provision for recourse
  obligation ...........       (50,000)     -2.0%         (670,445)     -2.7%         (29,851)     -0.2%        (595,000)    -2.8%
Earnings (Loss) from
  operations ...........      (355,072)    -14.5%       (1,041,099)     -4.2%          41,765        0.2        (710,654)    -3.4%

Other income (expenses):
Finance charges ........       (39,078)     -1.6%         (524,649)     -2.1%        (342,614)     -1.9%        (539,463)    -2.5%
Interest expense .......       (15,244)     -0.6%          (48,170)     -0.2%         (32,629)     -0.2%        (209,679)    -1.0%
Other income ...........            --       0.0%           33,729       0.1%          31,586       0.2%          18,155      0.1%
Other (expenses) .......            --       0.0%         (899,606)     -3.6%        (798,000)     -4.4%        (237,164)    -1.1%
                           -----------     -----      ------------     -----     ------------      ----     ------------     ----
Net (loss) .............   ($  409,394)    -16.7%     ($ 2,479,795)    -10.0%    ($ 1,099,892)     -6.1%    ($ 1,678,805)    -7.9%
                           ===========     ======     ============     ======    ============      =====    ============     =====

      Year Ended September 30, 1997 Compared to Year Ended September 30, 1998


            Revenues. We effectively commenced operations with the acquisition of certain operating assets of Royalpar on August 11, 1997. Revenues for the fiscal period beginning October 1, 1996, predating our acquisition of Royalpar, and ending on September 30, 1997, were $18,947,269 representing revenues of $16,505,078 prior to the acquisition and $2,442,191 subsequent to the acquisition. Revenues for the fiscal period beginning on October 1, 1997 and ending on September 30, 1998 were $24,919,639. Revenues increased by $5,972,370 or 31.5% from 1997. Revenues increased primarily due to the commencement of the Engineering Services Division in January 1998.

            Gross Profit. Gross profit increased 54.9% to $4,589,921 in 1998 from $2,963,428 in 1997. Gross profit as a percentage of revenues increased to 18.4% in 1998 from 15.6% in 1997. This increase was due to the elimination of some customers with low gross margins and the start-up of the higher-margin Engineering Services Division.

            Selling, General and Administrative Expenses. We incurred nonrecurring and pre-operating and startup costs in connection with our acquisition of certain operating assets of Royalpar. These costs amounted to $94,063 and represented 3.9% of revenues for the period from August 11, 1997 through September 30, 1997. This amount included costs such as legal costs and state application fees. These costs for the year ended September 30, 1998 were not significant. Our selling, general and administrative expenses, not including depreciation and amortization, for the fiscal year ended September 30, 1998 were $4,852,569 or 19.5% of revenues. In anticipation of making acquisitions and introducing our SMARTSolutions program, we incurred significant costs beginning in the third quarter of 1998, without a corresponding increase in revenues. These costs included salaries of certain key employees retained in anticipation of these projects. We believe that revenues can increase significantly without incurring a proportionate increase in selling, general and administrative expenses.

            We believe that a substantial portion of the selling, general and administrative expenses included in the year ended September 30, 1997 for the period October 1, 1996 through August 10, 1997 for Royalpar are unique to Royalpar and, in management's opinion are not reflective of those costs necessary to operate and manage our business.


            Depreciation and Amortization. Depreciation and amortization expenses aggregated $108,306 in the year ended September 30, 1998. This amount includes $67,650 of amortization of goodwill in connection with the acquisition of certain operating assets of Royalpar. During the year ended September 30, 1998, we determined that the recoverability of the goodwill was impaired and accordingly, charged the remaining balance of approximately $64,000 of goodwill to operations.


            Provision for recourse obligation. Provision for recourse obligation in the year ended September 30, 1998 was $670,445, or 2.7% of revenues. This cost is the estimated amount of uncollectible accounts receivable sold to a factor which the factor may obligate us to repurchase. Almost all of this amount was due to the uncertainty of recoverability of one account and a group of psychiatric clinics.

            Finance charges. Finance charges is comprised of the discount fees and other costs associated with our accounts receivable that are sold to a factor. This agreement, which expires August 10, 2000, provides that we sell substantially all of our accounts receivable to the factor. The factor purchases the accounts receivable at a discount of 1.3% and further discounts the amount purchased by .43% for each day the accounts receivable purchased remain outstanding after 30 days. Finance charges in the year ended September 30, 1998 were $524,649. As a percentage of revenues, finance charges increased to 2.1% in the year ended September 30, 1998 from 1.6% for the period August 11, 1997 through September 30, 1997. This increase was due to the increase in the average days' outstanding of the accounts receivable sold.


            Other Expenses. Other expenses in the year ended September 30, 1998 is comprised of the following:


Settlement of litigation and associated legal and other costs           $798,000
Leased equipment abandonment                                              73,894
Office closing costs                                                      27,712
                                                                        --------
Total                                                                   $899,606
                                                                        ========

      Nine Months Ended June 30, 1999 Compared to Nine Months Ended June 30,
1998

            Revenues. Revenues increased 17.7% to $21,263,817 for the nine months ended June 30, 1999 from $18,062,534 for the nine months ended June 30, 1998. Revenues increased primarily due to the commencement of the Engineering Services Division in January 1998. As a result, results for the nine months ended June 30, 1999 reflect nine months of operations of the Engineering Services Division compared to six months for the nine months ended June 30, 1998. The increase in revenues was also due to the implementation of our first SMARTSolutions programs in December 1998.

            Gross Profit. Gross profit increased 33.8% to $4,420,491 for the nine months ended June 30, 1999 from $3,303,293 for the nine months ended June 30, 1998. Gross profit as a percentage of revenues increased to 20.7% for the nine months ended June 30, 1999 from 18.3% for the nine months ended June 30, 1998. This increase was due to the commencement of the Engineering Services Division in January 1998, which services had higher gross margins than the other services we provided.

            Selling, General and Administrative Expenses. Selling, general and administrative expenses, not including depreciation and amortization, increased 37.6% to $4,404,428 for the nine months ended June 30, 1999 from $3,201,538 for the nine months ended June 30, 1998. Selling, general and administrative expenses as a percentage of revenues increased to 20.7% for the nine months ended June 30, 1999 from 17.7% for the nine months ended June 30, 1998. The primary reason for this increase was that, in anticipation of making acquisitions and introducing our SMARTSolutions program, we incurred significant costs without a corresponding increase in revenues.


            Depreciation and Amortization. Depreciation and amortization expenses increased 337.0% to $131,717 for the nine months ended June 30, 1999 from $30,139 for the nine months ended June 30, 1998. Depreciation and amortization expenses as a percentage of revenues increased to 0.6% for the nine months ended June 30, 1999 from 0.2% for the nine months ended June 30, 1998. This increase was primarily due to the amortization of goodwill associated with the acquisition of certain assets of B&R and certain accounts of Adapta Services Group, Inc. ("Adapta") in January 1999 and April 1999, respectively.


            Provision for recourse obligation. Provision for recourse obligation increased to $595,000 for the nine months ended June 30, 1999 from $29,851 for the nine months ended June 30, 1998. Provision for recourse obligation as a percentage of revenues increased to 2.8% for the nine months ended June 30, 1999 from 0.2% for the nine months ended June 30, 1998. The amount for the nine months ended June 30, 1999 was attributable to additional sales of accounts receivable to the factor, generated during this period, from the accounts previously discussed under this caption in the year ended September 30, 1998 analysis.

            Finance charges. Finance charges increased 57.5% to $539,463 for the nine months ended June 30, 1999 from $342,614 for the nine months ended June 30, 1998. As a percentage of revenues, finance charges increased to 2.5% for the nine months ended June 30, 1999 from 1.9% for the nine months ended June 30, 1998. This increase was due to the increase in average days' outstanding of the accounts receivable sold, primarily caused by the accounts discussed under "Provision for recourse obligation".

            Other Expenses. Other expenses were $237,164 or 1.1% of revenues for the nine months ended June 30, 1999 and $798,000 or 4.4% of revenues for the nine months ended June 30, 1998. Other expenses for the nine months ended June 30, 1999 are comprised of $173,112 for legal fees in connection with our administrative actions pertaining to the attempted unionization of a customer facility, $27,000 for legal fees for collection matters and $37,052 for additional costs associated with the impairment of the JPI assets. Other expenses for the nine months ended June 30, 1998 is comprised of costs associated with the settlement of litigation.

            Interest expense. Interest expense increased 542.6% to $209,679 for the nine months ended June 30, 1999 from $32,629 for the nine months ended June 30, 1998. As a percentage of revenues, interest expense increased to 1.0% for the nine months ended June 30, 1999 from 0.2% for the nine months ended June 30, 1998. This increase was due to increased borrowings necessary to satisfy a litigation settlement and a working capital shortfall.


            Net loss. As a result of the foregoing, the net loss increased 52.6% to $1,678,805 for the nine months ended June 30, 1999 from $1,099,892 for the nine months ended June 30, 1998. The net loss as a percentage of revenues increased to 7.9% for the nine months ended June 30, 1999 from 6.1% for the nine months ended June 30, 1998. We have a net loss carryforward for Federal income tax purposes of $1,709,000 at September 30, 1998.

      Liquidity and Capital Resources


            Net cash used in operating activities was $43,373 in the period from the commencement of operations on August 11, 1997 to September 30, 1997, $639,488 in the year ended September 30, 1998 and $950,313 and $1,046,105 in the nine months ended June 30, 1998 and 1999, respectively. Approximately $527,000 and $122,000 of the cash used in operating activities in the year ended September 30, 1998 and the nine months ended June 30, 1999, respectively, was for the settlement of litigation and related costs.

            Net cash used in investing activities was $151,689 in the period from the commencement of operations on August 11, 1997 to September 30 1997, $186,477 in the year ended September 30, 1998 and $37,722 and $387,191 in the nine months ended June 30, 1998 and 1999, respectively. Cash used in investing activities for the periods presented was attributable to the acquisitions and capital expenditures. The acquisition of Royalpar and J.P. Industrial LLC resulted in a use of cash of $150,000 and $89,688 in the period ended September 30, 1997 and the year ended September 30, 1998, respectively. The acquisition of certain assets of B & R and certain accounts of Adapta resulted in a use of cash of $169,931 in the nine months ended June 30, 1999.

            Net cash provided by financing activities was $287,934 in the period ending September 30, 1997, $983,080 in the year ended September 30, 1998 and $900,730 and $1,224,750 in the nine months ended June 30, 1998 and 1999, respectively. The sources of cash provided by financing activities for the periods presented were from the net proceeds of borrowings and private placements of our common stock and debt.


            Our principal uses of cash are to fund temporary employee payroll expense and employer related payroll taxes; investment in capital equipment; start-up expenses of new offices; expansion of services offered; and costs relating to other transactions such as acquisitions and legal expenses. Temporary employees are paid weekly. Although, we sell substantially all of our accounts receivable to a factor, the factor initially only remits to us 90% of the face amount of the accounts receivable purchased. The net balance after the purchase fee and other costs of the factor are remitted to us after the factor receives the customer remittance which is generally 45 days from the time work was performed by the temporary employees. Due to the failure of certain customers to pay amounts owed to us, we are currently in default of our agreement with the factor to whom we sell our receivables. At this time, the factor has not elected to exercise its remedies against us.


            Expansion of our services requires expenditures for marketing and personnel costs at varied levels up to six months in advance of generating any revenues. While there can be no assurance, we believe that the proceeds of this offering, funds currently on hand and funds to be provided by operations will be sufficient to meet our need for working capital for the next 12 months. Our estimate of the time that the proceeds of this offering, funds currently on hand and funds provided by operations will be sufficient to meet our working capital needs is a forward-looking statement that is subject to risks and uncertainties. Actual results and working capital needs could differ materially from those estimated due to a number of factors.

Year 2000 Readiness Disclosure


            We have tested all of our desktop computers and computers used in our centralized network for Year 2000 compliance with Year 2000 compliance testing software. All units are Year 2000 compliant. There are a number of non-information embedded systems impacting on our operations over which we have no control, including building security and telephone. We have surveyed the system providers or those responsible for the maintenance of the systems who have indicated that the systems are Year 2000 compliant. All software programs on which we rely are warranted by the manufacturer or vendor to be Year 2000 compliant.


            We have surveyed our vendors and customers to assess their Year 2000 compliance status. If our customers are not Year 2000 compliant, they may experience disruptions to operations, material costs to remedy problems and litigation costs. In addition, these customers may delay payment of outstanding accounts, which would affect our operations. We are also subject to external forces that might generally affect industry and commerce, such as utility, transportation company or Internet interruptions caused by Year 2000 compliance failures. As a result, our business, financial condition and results of operations could be seriously impacted.

            We have funded our Year 2000 plan from cash balances. It is not possible to identify the costs expended to address the Year 2000 problem as the review was conducted as part of our installation and usual maintenance program. We do not expect to expend further funds in addressing the Year 2000 problem except where additional assets are acquired that could be affected by the Year 2000 problem. In such a case, a Year 2000 review will be conducted on that asset.


      As all of our hardware systems have been tested to be Year 2000 compliant and all software on which our operations are dependent is warranted to be Year 2000 compliant, a Year 2000 contingency plan was not considered to be necessary. We believe that the most significant Year 2000 problems which could affect us are those relating to our customers or to external forces that might generally affect industry and commerce, such as utility or transportation company interruptions.

                                    BUSINESS

General


            We were incorporated in March 1997 and purchased certain assets of Royalpar Industries, Inc. and subsidiaries, corporations that were the subject of a bankruptcy proceeding, in August 1997. The purchase provided a foundation to become a national provider of comprehensive staffing services through five offices in Arizona, California, Colorado, New Jersey, and Texas. Subsequently we opened or purchased additional offices in Florida, Oregon and Delaware. As of August 31, 1999, we were operating through a network of fifteen offices in ten states including Staffing Services offices in Arizona, California, Colorado, Delaware, Florida, New Jersey and Texas; Engineering Services offices in California, New Jersey, and Oregon and SMARTSolutions programs at client facilities in New Jersey, Michigan and Missouri.


            We believe that as businesses increasingly outsource a wider range of human resource functions in order to focus on their core operations, they will require more sophisticated and diverse services from their staffing providers. We have structured Stratus to endeavor to service these needs. In addition to supplying temporary workers for short-term needs, our Staffing Services Division also provides extended-term temporary employees, temporary-to-permanent placements, recruiting, permanent placements, payroll processing, on-site supervising and human resource consulting. Our Engineering Services Division provides a full range of services including staff augmentation and in-house design work. Through our SMARTSolutions Division, we provide a comprehensive, customized staffing program designed to reduce labor and management costs and increase workforce efficiency.

            Our emphasis on providing comprehensive staffing solutions is intended to appeal to a broad range of potential clients, including regional and national companies. It is our intent to provide companies with a single-source solution to their staffing needs by combining, integrating and cross-selling services already provided by our three divisions. It is anticipated that cross-marketing will enable us to reduce our business development costs and serve larger companies seeking comprehensive staffing services on a regional or national basis. We believe that a comprehensive service offering approach will assist us in establishing multiple contacts within existing and new clients that should contribute to more extensive and longer-term relationships.

Staffing Services Industry Overview

            The staffing industry encompasses a wide range of services to businesses, professional and service organizations and government agencies. The U.S. staffing industry has grown rapidly in recent years as organizations have sought to reduce costs and improve operating efficiency by outsourcing human resource functions. Staffing Industry Analysts, Inc. estimates that gross revenues across the entire U.S. staffing industry have grown since 1991 at a compound annual growth rate of 18.8%, from approximately $31.4 billion in 1991 to approximately $75 billion in 1998. The National Association of Temporary Staffing Services reports that more than 90% of all businesses used temporary staffing employees in 1998.


            The U.S. staffing industry is highly fragmented and has begun to experience consolidation, particularly with respect to temporary staffing companies. Recent industry reports indicate that over 9,300 companies provide temporary staffing services in the United States. Many of these companies are small, owner-operated businesses with limited access to capital for development and expansion. We believe that the industry is consolidating in response to:

      o the increased demands of companies for a single supplier of a full range of staffing and human resource services,

      o increased competition from larger, better capitalized competitors and

      o     owners' desires for liquidity.


Although some consolidation activity has already occurred, we believe that consolidation in the U.S. staffing industry will continue and that there will be numerous available acquisition candidates.


            Historically, the demand for temporary staffing employees has been driven by a need to temporarily replace regular employees. More recently, competitive pressures have forced businesses to focus on reducing costs, including converting fixed labor costs to variable and flexible costs. Increasingly, the use of temporary staffing employees has become widely accepted as a valuable tool for managing personnel costs and for meeting specialized or fluctuating employment requirements. Organizations have also begun using temporary staffing to reduce administrative overhead by outsourcing operations that are not part of their core business operations, such as recruiting, training and benefits administration. By utilizing staffing services companies, businesses are able to avoid the management and administrative costs that would be incurred if full time employees were employed. An ancillary benefit, particularly for smaller businesses, is that use of temporary personnel reduces certain employment costs and risks, such as, workers' compensation and medical and unemployment insurance, that a temporary personnel provider can spread over a much larger pool of employees.


            Since 1990, the staffing industry has seen an evolution of services move away from "temp help" or supplemental staffing, to more permanent staffing relationships. The industry has developed specialization among various sectors and can be classified into four categories: integrated staffing service providers, professional services providers, information technology providers and commodity providers.

            Integrated staffing services provide a vendor-on-premise acting as the general contractor managing the workforce and maintaining the payroll. Through this arrangement, providers are able to establish long-term relationships with their customers, reduce cyclicality of employees, and maintain relationships with customers that are less price sensitive.

            The professional services provider supplies employees in the fields of engineering, finance, legal, accounting, and other professions. In general, these services are less cyclical than the light industrial and clerical segments and carry higher margins. Information technology companies offer technical employees to maintain and implement all forms of information systems.

            The commodity segment of the staffing industry is the traditional temporary employer business in which an employee of the service is placed at the customer for a short period. It is characterized by intense competition and low margins. This sector is most exposed to economic cycles and price competition to win market share. Growth in this segment has been constrained over the past three years due to a competitive labor market for low-end workers.

            The staffing industry has been significantly impacted over the past three years by a limited supply of workers. Low unemployment rates nationally and regionally have resulted in companies being unable to access a sufficient supply of workers. The labor shortage at the low end of the labor market could constrain staffing industry growth in the traditional staffing segments of clerical and light industrial.

Services


            SMARTSolutions. SMARTSolutions is a customized staffing program designed to reduce labor and management costs and increase workforce efficiency. The programs typically require an eight-week implementation process beginning with an operational assessment of the client's tasks and processes conducted by the SMARTSolutions implementation team. The team compiles and analyzes the data and then presents its recommendations to the client's senior management. Together they establish an implementation timeline with target dates and responsibility checklists. Once the timeline is approved, a workforce training curriculum or SMARTTraining Program is developed and implemented by a team of associates headed by the On-site Manager provided by Stratus. Monthly performance is reported to the client through SMARTReports that track workforce performance, analyze that performance against the pre-determined goals and adjust programs to meet evolving customer needs.

            The typical SMARTSolutions client is a large-scale employer with a workforce of greater than 50 people dedicated to specific work functions that involve repetitive tasks measurable through worker output.

SMARTSolutions is designed to be most effective in manufacturing, distribution and telemarketing operations.


            Engineering Services. Engineering Services requires highly specialized and technically skilled employees that demand significantly higher hourly rates than traditional temporary staffing services. Engineering Services augments customers' in-house engineering capability by supplying Stratus engineers as contract labor. We will also take the lead role as the project manager on specific engagements and provide a full range of services that include design requirements, scheduling, drawing and specification management, field supervision and quality assurance. On large engagements, we may take responsibility for specific areas of the engagement only, or supply staff to the project manager.

            In addition to staff augmentation, we provide a broad range of project support to Fortune 100 companies, government agencies and educational institutions in electrical engineering, instrumentation and controls, mechanical engineering, piping & pipe support analysis, civil, structural and architectural engineering. We have developed an expertise providing services to utilities and cogeneration facility operators, and are one of a small number of engineering staffing firms in the United States with a "Class A Nuclear Certification" qualifing us to provide staffing services to nuclear power plants. Projects typically last six months to one year and may require the services of several specialized professionals.


            Staffing Services. Staffing Services includes both personnel placement and employer services such as payrolling, outsourcing, on-site management and administrative services. Payrolling, which is also referred to as employee leasing, typically involves the transfer of a customer's employees to our payroll. Outsourcing represents a growing trend among businesses to contract with third parties to provide a particular function or business department for an agreed price over a designated period. On-site services involves locating a Stratus employee at the customer's place of business to manage all of the customer's temporary staffing requirements. Administrative services include skills testing, drug testing and risk management services. Skills testing available to Stratus customers includes cognitive, personality and psychological evaluation and drug tests that are confirmed through an independent certified laboratory.


            Staffing Services can also be segmented by assignment types into supplemental staffing, long-term staffing and project staffing. Supplemental staffing provides workers to meet variability in employee cycles, and assignments typically range from days to months. Long-term staffing provides employees for assignments that typically last three to six months but can sometimes last for years. Project staffing provides companies with workers for a time specific project and may include providing management, training and benefits.

Strategy

      We intend to expand operations by internal growth and through acquisition.

Internal Growth Strategy. Internal growth is expected to be generated from implementation of the following strategies:

      o Increasing Penetration of Existing Markets. We continually seek to add new customers and offices in existing geographic markets through increased marketing and, where appropriate, the introduction of complimentary or specialty services. We recently implemented an incentive program for local managers and sales staff that focuses on new business development within existing markets. However, we also focus on creating and developing the long-term client relationships that we believe are essential to growth and the successful implementation of our cross-selling strategy.

      o Entering New Markets. We intend to open new branches in markets not currently served by existing offices. Initially new offices will be established when demand warrants, such as where a number of SMARTSolutions programs have been implemented in a defined geographical area. However, where we believe an area has either economic or strategic importance, an office may be established even though we have no existing presence in the area.

      o Expanding Service Offerings. We offer a wide range of staffing services to our clients, all of which are available on a stand alone basis or as part of a more comprehensive staffing solution. This gives us the flexibility to provide customized service based on the client's individual requirements. As part of this process, we will seek to expand the range of services available to our clients through the development of additional services as client needs warrant.

      o Cross-Selling Services. We actively seek to cross-sell Staffing Services, Engineering Services, and SMARTSolutions to existing customers.


Acquisition Strategy. The staffing services industry in the United States is highly fragmented, thereby offering significant opportunities for us to complement our internal growth by pursuing strategic acquisitions. The key objectives of our acquisition program are:

            o     to enter new geographic markets;

            o     to expand our presence in our current markets;

            o     to expand our presence in existing niche markets, and

            o     to further broaden our range of staffing services.


            We have developed a comprehensive acquisition and integration strategy to develop both existing and new markets. The strategy will be implemented and supported by a team with previous experience in sourcing, negotiating, structuring and integrating acquisitions of diverse sizes and multiple geographic locations. Our focus will be to target companies that have a history of growth and profitability, strong first and second tier management, a reputation for quality services and the infrastructure necessary to be a core business into which other operations may be consolidated.


            Ideal acquisitions will be immediately accretive to earnings, with revenues between $5 million and $25 million and earnings before interest and taxes of 4.5% to 7% of revenues. In addition to traditional staffing services companies, we will focus on acquiring Information Technology services firms with the goal of eventually creating an Information Technology Division once business levels warrant. As consideration for future acquisitions, we intend to use various combinations of stock, cash and debt. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being historical operating results, future prospects of the business to be acquired and the ability of that business to complement the services we offer and to implement additional service offerings. We believe we can achieve significant cost savings and operating efficiencies by combining a number of general and administrative functions at the parent company level.


            As part of the integration process, we provide immediate support to the acquired company through sales and operations training, risk management, compliance support and access to management information systems. In addition, we are currently in the process of developing a revised Policies and Procedures manual through Quality Assurance Teams, that takes advantage of the industry knowledge of many of the people who have joined us over the past year. The goal of these Teams is to review, revise, and implement an effective set of policies and procedures designed to standarize our operations across the country, thereby gaining additional operating efficiencies. We also view this process as the first step towards gaining ISO9000 certification.


            Pursuant to our acquisition strategy, in August 1998, we acquired the assets of J.P. Industrial, LLC, an Oregon Engineering Services firm. We made this acquisition to expand our presence in the engineering services intensive power generation and paper/wood product industries in the Pacific Northwest. In January 1999, we completed the acquisition of the assets of B & R Employment, Inc., a Wilmington, Delaware based provider of traditional staffing services, giving us an immediate presence in the industrial and banking center of Delaware. Although smaller in size than the target acquisitions, these acquisitions enabled us to enter industrial and geographic markets targeted by our management team as attractive areas for expansion. Pro forma financial information giving effect to our acquisition of B & R is included on pages F-31 through F-33 of this prospectus.


Operations

            Operations are classified into SMARTSolutions. Engineering Services and Staffing Services, each reporting to a Division President who reports directly to the Chief Executive Officer.


            We believe acquisitions will contribute significantly to our growth. To maximize the likelihood of successful acquisitions and their integration into the existing operations, we have formed a dedicated acquisitions team consisting of five employees and two external consulting groups reporting directly to the Chief Executive Officer.


            The Chief Financial Officer oversees the traditional financial fiduciary functions, manages general administrative duties, human resources, risk management and the legal department. As all administrative functions report to the Chief Financial Officer, the administrative obligations of the Chief Executive Officer and Division Presidents are minimized, enabling them to focus on the generation of revenue. The Chief Marketing Officer is responsible for overseeing national sales training and development, developing large corporate accounts, selling the SMARTSolutions programs and overseeing all of the sales and marketing activities of the branch offices.

            The Staffing Services branches all report to the President of the Staffing Services Division. Typically each individual branch has a Branch Manager responsible for the daily operating activity of the branch, maintaining customer relationships and generating new sales in the region with the support of branch salespeople. The placement and recruiting of personnel in the branch offices is handled by recruiting coordinators and supported by administrative assistants.

            Branch offices are supported through centralized functions at corporate headquarters that include marketing, recruiting, training and retention programs, workers' compensation and other insurance services, accounts payable, purchasing, credit, legal review and other administrative support services. Each branch office is networked to our centralized computer system and utilizes industry-specific software that provides information on customer requirements, available applicants, staffing employees on assignment and other information which facilitates efficient response to customer job orders.

            Although many of the support functions are centralized, local managers have the flexibility and limited authority to price services and respond to specific customer requirements. Regular manager meetings are held with regional managers where goals are set, progress is checked and follow through on corporate initiatives is reviewed.

Sales And Marketing

      General. Our marketing professionals have developed a marketing plan which establishes minimum numbers of targeted customer sales visits, customer service visits, and minimum sales volume to be achieved on a weekly basis. Implementation of the plan is monitored by the Chief Marketing Officer who reviews information provided in weekly sales activity reports. Branch sales professionals and Branch Managers are responsible for weekly and monthly sales management reporting and participate in periodic sales and customer retention training programs.

            We have developed individual marketing programs and objectives for each Division.

      SMARTSolutions. SMARTSolutions is marketed to companies that have a workforce devoted to repetitive tasks and can benefit from proactive workforce management. As such, it requires a significantly different marketing strategy than traditional staffing services. A dedicated team has been established to market SMARTSolutions nationally. That team, headed by the Chief Marketing Officer, develops quarterly marketing plans complete with quantifiable goals and objectives, that it presents to the Chief Executive Officer. Once the Chief Marketing Officer obtains approval, he and the team immediately implement the plan. We maintain a database of prospective customers that the national marketing team will solicit through direct mailings to senior corporate management, personal sales calls, cross-selling to existing customers and networking through professional organizations.

            Although the marketing team will approach clients directly, it primarily utilizes Branch staff to identify companies within their geographic regions that could benefit from the implementation of a SMARTSolutions program. After a potential client has been identified, the team assumes responsibility for the SMARTSolutions sale process. A significant portion of the leads for SMARTSolutions sales have come from "word of mouth" recommendations from current SMARTSolutions customers.

      Engineering Services. Marketing of Engineering Services is focused on addressing the engineering needs typical of specific customers. In marketing to potential customers, the Engineering Services staff identifies the requirements of its customers and promotes service offerings designed to meet those requirements. In addition to personal sales visits, targeted mailings and telephone solicitations, our Engineering Services personnel actively promote our services by cross-selling complementary services to existing customers and participating in industry trade associations. As is the case with SMARTSolutions, we anticipate that with the extensive experience of the Engineering Services Division management team, word of mouth and personal contacts will provide the majority of the sales leads.

      Staffing Services. Staffing Services are marketed through our network of offices whose managers, supported by the national marketing staff, make regular personal sales visits to existing accounts and prospects. New customers are obtained through customer referrals, telemarketing and advertising in a variety of local and regional media, including radio, direct mail, the Yellow Pages, newspapers, magazines and trade publications and sponsoring of job fairs and other community events.


      Customers. During the nine months ended June 30, 1999 our top 5 customers accounted for 42% of our revenue and only two customers accounted for more than 10% each of our revenue.


Personnel

            A key factor contributing to future growth and profitability will be the ability to recruit and retain qualified personnel. To attract personnel, we employ recruiters, called "Staffing Specialists" who regularly visit schools, churches and professional associations and present career development programs to various organizations. In addition, applicants are obtained from referrals by existing staffing employees and from advertising on radio, television, in the Yellow Pages, newspapers and through the Internet. Each applicant for a Staffing Services position is interviewed with emphasis on past work experience, personal characteristics and individual skills. We maintain software-testing and training programs at our offices for applicants and employees who may be trained and tested at no cost to the applicant or customer.

            Engineering Services and consulting personnel are targeted and recruited for specific engagements. We usually advertise for professionals who possess specialized education, training or work experience. Engineering Services recruiting efforts also rely upon industry contacts, personal networks and referrals from existing and former Engineering Services personnel.


            To promote loyalty and improve retention among our employees and to differentiate ourselves from competing staffing firms, we offer a comprehensive benefits package after ninety days of employment. The benefits package includes paid time off, holiday and vacation time, medical coverage, dental, vision, prescription, mental health, life insurance, disability coverage and a 401(k) defined contribution plan. The length of assignment for employees generally ranges from six months to five years depending on the client requirements.

            At August 31, 1999, we were providing over 1,300 temporary staffing employees and professionals to more than 200 clients and employed approximately 65 internal staff.


            None of our employees, including our temporary staffing employees and consultants are represented by a collective bargaining agreement. However, in January 1999, we received notice that the workforce of one of our customer facilities had petitioned the National Labor Relations Board to certify a vote for representation by the United Auto Workers. Despite our efforts to conduct an anti-union campaign, the vote was held and the workforce voted in favor of union representation; however, our client subsequently determined to cease operations at the facility at which the union certification was being pursued.


Infrastructure

            Over the past two years, we have expended significant financial resources and devoted a substantial amount of time developing and implementing systems and infrastructure, introducing reporting lines of responsibility and recruiting management to enable us to manage operations and growth in an efficient manner.

            We have installed a variety of management information systems to enable the different levels of the Management team to monitor economic performance and business operations on a continuous basis.

            Branch offices are supported through centralized functions at corporate headquarters that include marketing, recruiting, training and retention programs, workers' compensation and other insurance services, accounts payable, purchasing, credit, legal review and other administrative support services. Each branch office is networked to our computer system and industry-specific software that provides information on customer requirements, available applicants, staffing employees on assignment and other information which facilitates efficient response to customer job orders.

            By developing an efficient platform from which to operate and expand our operations, we anticipate gaining economies of scale as we grow.

Workers' Compensation and Payroll


            The maintenance of workers' compensation and health insurance plans that cover worksite employees is a significant aspect of our business. We have retained the services of an insurance consultant to assist us in obtaining a cost-effective workers' compensation program and have created a dedicated workers' compensation team that analyzes the claims and makes recommendations regarding reducing our exposure. In addition, the team provides safety programs to each of the locations. Furthermore, as a value-added service to our clients, we provide safety inspections at client locations to help determine potential risks for employee injury and to assist clients in making their workplace safer.


Facilities


            We own no real property, but lease space for our corporate headquarters and all of our branch offices. Our corporate headquarters, which is comprised of 6,300 square feet of office space located in Manalapan, New Jersey, is leased pursuant to an agreement which expires on May 31, 2001. Branch office leases have terms of various lengths. All facilities are adequate for our existing needs and we do not expect any difficulty in identifying and leasing additional office space as we expand in existing and new markets.


Competition


            We compete with other companies in the recruitment of qualified personnel, the development of client relationships and the acquisition of other staffing and professional service companies. A large percentage of temporary staffing and consulting companies are local operators with fewer than five offices that have developed strong local customer relationships within local markets. These operators actively compete with us for business and, in most of these markets, no single company has a dominant share of the market. We also compete with larger, full-service and specialized competitors in national, regional and local markets. The principal national competitors include AccuStaff, Inc., Manpower, Inc., Kelly Services, Inc., The Olsten Corporation, Interim Services, Inc., and Norrell Corporation, all of which have greater marketing, financial and other resources than Stratus. We believe that the primary competitive factors in obtaining and retaining clients are the number and location of offices, an understanding of clients' specific job requirements, the ability to provide temporary personnel in a timely manner, the monitoring of the quality of job performance and the price of services. The primary competitive factors in obtaining qualified candidates for temporary employment assignments are wages, responsiveness to work schedules and number of hours of work available.

            We also compete for acquisition candidates. We believe that further industry consolidation will continue during the next several years. However, there is likely to be significant competition that could lead to higher prices being paid for such businesses.


Regulation

            Staffing services firms are generally subject to one or more of the following types of government regulation: (1) regulation of the employer/employee relationship between a firm and its temporary employees; and
(2) registration, licensing, record keeping and reporting requirements. Staffing services firms are the legal employers of their temporary workers. Therefore, these firms are governed by laws regulating the employer/employee relationship, such as tax withholding and reporting, social security or retirement, anti-discrimination and workers' compensation. State mandated workers' compensation and unemployment insurance premiums have increased in recent years and have directly increased our cost of services. In addition, the extent and type of health insurance benefits that employers are required to provide employees have been the subject of intense scrutiny and debate in recent years at both the national and state level. Proposals have been made to mandate that employers provide health insurance benefits to staffing employees, and some states could impose sales tax, or raise sales tax rates on staffing services. Further increases in such premiums or rates, or the introduction of new regulatory provisions, could substantially raise the costs associated with hiring and employing staffing employees.

            Certain states have enacted laws which govern the activities of "Professional Employer Organizations," which generally provide payroll administration, risk management and benefits administration to client companies. These laws vary from state to state and generally impose licensing or registration requirements for Professional Employer Organizations and provide for monitoring of the fiscal responsibility of these organizations. We believe that Stratus is not a Professional Employer Organization and not subject to the laws which govern such organizations; however, the definition of "Professional Employer Organization" varies from state to state and in some states the term is broadly defined. If we are determined to be a Professional Employer Organization, we can give no assurance that we will be able to satisfy licensing requirements or other applicable regulations. In addition, we can give no assurance that the states in which we operate will not adopt licensing or other regulations affecting companies which provide commercial and professional staffing services.

Intellectual Property


            We have filed for Federal Trademark registration of SMARTSolutions, SMARTReport, SMARTTraining, our slogan, name and logo. No assurance can be given that this registration will be obtained or if obtained, will be effective to prevent others from using the mark concurrently or in certain locations. Currently, we are asserting common law protection by holding the marks out to the public as the property of Stratus. However, no assurance can be given that this common law assertion will be effective to prevent others from using the mark concurrently or in other locations. In the event another party asserts ownership to a mark, we may incur legal costs to enforce any unauthorized use of the marks or defend ourselves against any claims.


Legal and Administrative Proceedings


            We are always subject to the risk that we may be a party to legal proceedings. The temporary staffing industry is subject, in particular, to potential liability to customers arising in connection with the services performed by our temporary staffing employees and claims of temporary staffing employees relating to the customers' workplace. In addition, over the past few years there has been an increase in the number of lawsuits brought by temporary workers against staffing companies and their clients. Many of these suits seek payments for the difference in benefits received from the staffing company as compared to those which they would have received had they worked directly for the customer. While we believe we are sufficiently insulated from such suits and that we have adequate coverage under our insurance policies, we can give no assurance that the actual liability and costs will not exceed the insurance coverage. Currently, we are a named party to one such suit which was filed in the Superior Court of the State of California for the County of Los Angeles in June, 1998. We are one of 112 named defendants and 188 unnamed defendants in Dewayne Cargill Et al v. Metropolitan Water District of Southern California, Et al, where the plaintiffs are seeking general damages. This case was brought against Stratus as successor in interest to Mainstream Engineering, Inc., one of the Royalpar subsidiaries. We are prepared to file a motion if plaintiff's do not agree to voluntary dismissal as according to the Royalpar Asset Purchase Agreement we did not assume this liability and do not believe we are a successor in interest. In the event that we are unsuccessful with that argument and ultimately end up with liability, we believe our exposure should not be significant as we have never done business with Metropolitan and Mainstream did minimal business with Metropolitan.


      We are currently a party to the following other litigation:


            Stratus Services Group, Inc. v. J.P. Industrial, LLC, John Pearson, and Manfred Goedecke. We brought this action, in the Circuit Court for the State of Oregon, Clackamas County, in April 1999, against the former owners of JP Industrial, LLC, an engineering company we acquired in 1998, after we discovered that they were conducting business in violation of their employment agreements and in the case of Mr. Pearson, in violation of the Asset Purchase Agreement. Mr. Person and Mr. Godeke have asserted a counterclaim for approximately $220,000, which represents the balance of the purchase price of the acquired business and certain other alleged damages, including unpaid wages, violation of right of privacy, damage to reputation, loss of property, lost revenues and punitive damages. Although we can give no assurance, we believe that recoveries for damages we have suffered as a result of breaches of the acquisition agreement will exceed any liability we may suffer in the counterclaims. This case is scheduled for mediation and/or arbitration in November 1999.

                                   MANAGEMENT


            Our directors and executive officers as of August 31, 1999 are as follows:

      Name              Age                      Position
---------------------   ---    -------------------------------------------------
Joseph J. Raymond       62     Chairman of the Board and Chief Executive Officer
Michael A. Maltzman     51     Chief Financial Officer and Treasurer
J. Todd Raymond, Esq.   30     General Counsel and Corporate Secretary
Charles Sahyoun         47     President, Engineering Services Division
Mark S. Levine          37     Chief Marketing Officer
A. George Komer         47     President, Staffing Services Division
Michael J. Rutkin       47     Director
H. Robert Kingston      75     Director
Donald W. Feidt         63     Director
Sanford Feld            69     Director


            Joseph J. Raymond has served as Chairman of the Board and Chief Executive Officer of Stratus since its inception in 1997. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of Transworld Home Healthcare, Inc. (NASDAQ:TWHH), a provider of healthcare services and products, from 1992 to 1996. From 1987 through 1997, he served as Chairman of the Board and President of Transworld Nurses, Inc., a provider of nursing and paraprofessional services, which was acquired by Transworld Home Healthcare, Inc. in 1992.


            Michael A. Maltzman has served as Treasurer and Chief Financial Officer of Stratus since September 1997 when it acquired the assets of Royalpar Industries, Inc. Mr. Maltzman served as Chief Financial Officer of Royalpar, which filed for protection under United States Bankruptcy Code in 1997, from April 1994 to August 1997. From June 1988 to July 1993, he served as Vice President and Chief Financial Officer of Pomerantz Staffing Services, Inc., a national staffing company. Prior thereto, he was a Partner with Eisner & Lubin, a New York accounting firm. Mr. Maltzman is a Certified Public Accountant.

            J. Todd Raymond has served as General Counsel and Secretary of the Company since September 1997. He is the nephew of Joseph J. Raymond. From December 1994 to January 1996, Mr. Raymond was an associate and managing attorney for Pascarella & Oxley, a New Jersey general practice law firm. Prior thereto, Mr. Raymond acted as in-house counsel for Raymond & Perri, an accounting firm. From September 1993 to September 1994, Mr. Raymond was an American Trade Policy Consultant for Sekhar-Tunku Imran Holdings Sdn Berhad, a Malaysian multi-national firm.

            Charles Sahyoun has served as President of Stratus' Engineering Services Division since December 1997. From September 1988 to December 1997, he was employed in various capacities with Day & Zimmerman Utilities Services Group, Inc., an engineering and design services company, including Vice President of Business Development. Mr. Sahyoun is a cousin of Joseph J. Raymond.

            Mark Levine has served as the Chief Marketing Officer of Stratus since April 1998. From April 1996 to April 1998, he served as Regional Vice President of Corestaff, Inc., a staffing services company. Prior thereto, he served as Regional Manager for Norrell Services, Inc., an international staffing firm, from 1993 to 1996. From 1983 to 1993, Mr. Levine was Assistant Vice President of United States Sales for Dunn & Bradstreet.


            A. George Komer has served as President of Stratus' Staffing Services Division since May 1998. Prior thereto, Mr. Komer was a Regional Vice President for Corestaff, Inc. from October 1996 to April 1998. From 1993 to 1996, Mr. Komer served as the MIS Director of Norrell Corporation, an international staffing firm. Prior thereto, he served as Vice President and Chief Operating Officer of Duck Head Apparel Company. From 1982 to 1986, he served as a Management Consultant with Touche Ross & Co. Mr. Komer served as Director of Internal Consulting for

Rolands, Inc. an Atlanta based conglomerate, from February 1987 to February 1993. From March 1981 to September 1984, he was employed as an industrial engineer with Eli Lilly & Company.


            Michael J. Rutkin has served as a Director of Stratus since November 1997 and was Chief Operating Officer and President from March 1997 to October 1998. Since November 1998, Mr Rutkin has served as General Manager/Chief Executive Officer of Battleground Country Club. From 1996 to 1998, Mr. Rutkin served as Vice President of Transworld Management Services, Inc. From February 1993 to October 1996, he served as Chief Operating Officer of HealthCare Imaging Services, Inc. Prior thereto, Mr. Rutkin was the Executive Vice President of Advanced Diagnostic Imaging from February 1987 to February 1993. From March 1981 to September 1984, he served as Director of New Business Development for the United States Pharmaceutical Division of CIBA-Geigy. Mr. Rutkin is the brother-in-law of Joseph J. Raymond.


            Harry Robert Kingston has served as a Director of Stratus since November 1997. From 1977 to 1989, he served as the President and Chief Executive Officer of MainStream Engineering Company, Inc., an engineering staffing firm located in California. From 1965 to 1968, he served as President and Partner of VIP Engineering Company, a subsidiary of CDI Corporation, a staffing and engineering services business. Prior thereto, Mr. Kingston served as Vice President for CDI Corporation.


            Donald W. Feidt has served as a Director of Stratus since November 1997. From 1987 to December 1998, Mr. Feidt was a Managing Partner of Resource Management Associates, an information technology consulting company. Since December 1998, Mr. Feidt has served as a Vice President to the Chief Executive Officer of Skila Inc., a global web-based business intelligence platform company providing services to the medical industry.

            Sanford I. Feld has served as a Director of the Company since November 1997. Mr. Feld is currently president of Leafland Associates, Inc., an advisor to Feld Investment and Realty Management, a real estate development and management company. He also serves as Chairman of Flavor and Food Ingredients, a private savory and flavor company. From 1973 to 1979, he served as Director of the Chelsea National Bank of New York City.


Board Committees


            The Board of Directors has established a Compensation Committee and an Audit Committee to assist it in the discharge of its duties. The Compensation Committee's principal function is to establish the compensation for the executive officers of the Company and to establish and administer the Company's compensation programs. H. Robert Kingston, Donald W. Feidt and Sanford Feld currently serve on the Compensation Committee. The Audit Committee's principal functions include making recommendations to the Board regarding the annual selection of independent public accountants, reviewing the proposed scope of each annual audit and reviewing the recommendations of the independent public accountants as a result of their audits of our financial statements. H. Robert Kingston, Donald W. Feidt and Sanford Feld currently serve as members of the Audit Committee. The Board of Directors may from time to time establish other committees to facilitate the management of Stratus.


Executive Compensation

            The following table provides certain summary information regarding compensation paid by us during the period from our inception in March 1997 through September 30, 1997 and during the fiscal year ended September 30, 1998 to our Chief Executive Officer and to each of our other four most highly paid executive officers (together with the Chief Executive Officer, the "Named Executive Officers").

                                                                                       Long Term
                                                                                      Compensation
                                                                                         Awards
                                                                                     ----------------
                                                    Annual Compensation
                                           -------------------------------------
                                                                                     Number of Shares
                                                                                     Underlying Stock
Name and Principal Position                Fiscal Year   Salary(s)      Bonus($)         Options(#)
---------------------------                -----------   ---------      --------     ----------------
Joseph J. Raymond                              1998      $ 45,308       $ 10,000               --
Chairman                                       1997            --             --          166,667

Michael A. Maltzman
Treasurer  and Chief Financial                 1998       133,704          7,500               --
   Officer                                     1997        14,131             --           83,333

Charles Sahyoun
President, Engineering Services                1998       107,284         35,000           83,333
   Division                                    1997            --             --               --

Mark Levine                                    1998        66,635         50,000           83,333
Chief Marketing Officer                        1997            --             --               --

A. George Komer                                1998        63,462         50,000           83,333
President, Staffing Services Division          1997            --             --               --

Employment Agreements


            In September 1997, we entered into an employment agreement with Joseph J. Raymond, our Chairman and Chief Executive Officer, which has an initial term that expires in September 2000. Pursuant to the agreement, Mr. Raymond is entitled to a minimum annual base salary of $275,000 which is reviewed periodically and subject to such increases as the Board of Directors, in its sole discretion, may determine. Mr. Raymond has waived the payment of salary until such time as we complete this offering. During the term of the agreement, if Stratus is profitable, Mr. Raymond is entitled to a bonus/profit sharing award equal to .4% of Stratus' gross margin, but not in excess of 100% of his base salary. If Stratus is not profitable, he is entitled to a $10,000 bonus. Mr. Raymond is eligible for all benefits made available to senior executive employees, and is entitled to the use of an automobile. Mr. Raymond is entitled to severance compensation equal to 2.9 times his base salary then in effect, plus any accrued and unpaid bonuses and unreimbursed expenses, in the event that Stratus terminates his employment without "Good Cause." As defined in the Agreement "Good Cause" shall exist only if Mr. Raymond:

      o willfully or repeatedly fails in any material respect to perform his obligations under the Agreement subject to certain opportunities to cure such failure;

      o is convicted of a crime which constitutes a felony or misdemeanor or has entered a plea of guilty or no contest with respect to a felony or misdemeanor during his term of employment;

      o     has committed any act which constitutes fraud or gross negligence;

      o is determined by the Board of Directors to be dependent upon alcohol or drugs; or

      o breaches confidentiality or non-competition provisions of the employment agreement.

            Mr. Raymond is also entitled to severance compensation in the event that he terminates the agreement for "Good Reason" which includes:

      o the assignment to him of any duties inconsistent in any material respect with his position or any action which results in a significant diminution in his position, authority, duties or responsibilities;

      o a reduction in his base salary unless his base salary is, at the time of the reduction, in excess of $200,000 and the percentage reduction does not exceed the percentage reduction of gross sales of Stratus over the prior twelve month period;

      o Stratus requires Mr. Raymond to be based at any location other than within 50 miles of Stratus' current executive office location; and

      o a Change in Control of Stratus, which includes the acquisition by any person or persons acting as a group of beneficial ownership of more than 20% of the outstanding voting stock of Stratus, mergers or consolidations of Stratus which result in the holders of Stratus' voting stock immediately before the transaction holding less than 80% of the voting stock of the surviving or resulting corporation, the sale of all or substantially all of the assets of Stratus, and certain changes in the Stratus Board of Directors.


In the event that the aggregate amount of compensation payable to Mr. Raymond would constitute an "excess parachute payment" under the Internal Revenue Code, then the amount payable to Mr. Raymond will be reduced so as not to constitute an "excess parachute payment." All severance payments are payable within 60 days after the termination of employment.


            Mr. Raymond has agreed that during the term of the agreement and for a period of one year following the termination of his employment, he will not engage in or have any financial interest in any business enterprise in competition with Stratus that operates anywhere within a radius of 25 miles of any offices we maintain as of the date of the termination of employment.

            We have entered into employment agreements with each of the other officers named in the Executive Compensation table set forth above. These agreements provide for an annual base salary as follows: Mr. Sahyoun - $165,000; Mr. Levine - $165,000; Mr. Komer - $165,000; and Mr. Maltzman - $146,000. As
part of their employment agreements, Mr. Levine and Mr. Komer were each granted signing bonuses of $50,000. The agreement with Mr. Sahyoun entitles him to a profit sharing award equal to 10% of the Engineering Services Division's pre-tax income, but not in excess of his base salary. Mr. Levine and Mr. Komer are entitled to profit sharing awards based upon a percentage of the gross margin of the accounts under their responsibility. Mr. Maltzman is entitled to profit sharing awards based upon our overall profitability. In the event that any of the agreements are terminated by Stratus without cause or by the executive with good reason, the executive will be entitled to a severance payment equal to the greater of one month's salary for each year worked or three months salary. In addition, Stratus will pay the executive any earned but unused vacation time and any accrued but unpaid profit sharing. We are also required to maintain insurance and benefits for the executive during the severance period.


Compensation of Directors

            Except for the reimbursement of out-of-pocket expenses, our directors are not currently compensated for serving on the Stratus Board of Directors or any committee of the Board. It is anticipated that non-management Directors will be paid a fee of $500 per Board and Committee meeting attended when we become profitable.

Option Grants in the Last Fiscal Year

            Shown below is further information with respect to grants of stock options in the fiscal year ended September 30, 1998 to the Named Executive Officers which are reflected in the Summary Compensation Table under the caption "Executive Compensation."


                                                 Percent of Total
                         Number of Securities   Options Granted to
                          Underlying Options    Employees in Fiscal
     Name                      Granted                  Year           Exercise Price     Expiration Date
---------------          --------------------   -------------------    --------------     ---------------
George Komer                    83,333                  24.5%             $  3.00               5/7/02
Mark Levine                     83,333                  24.5%             $  3.00              4/17/02
Charles Sayhoun                 83,333                  24.5%             $  3.00              12/1/01


Aggregate Option Exercises in Twelve Months Ended September 30, 1998 and Year End Option Values


            The following table provides certain information with respect to options to purchase common stock held by the Named Executive Officers at September 30, 1998. The value of unexercised options has been determined by using the price per share of common stock ($3.75) paid by investors in our private offering that was completed in September 1998.

                                       Number of Underlying                      Value of Unexercised
                                            Unexercised                         In-the-Money Options at
                                  Options at September 30, 1998                   September 30, 1998
                                 ---------------------------------         -----------------------------------
       Name                      Exercisable         Unexercisable         Exercisable           Unexercisable
--------------------             -----------         -------------         -----------           -------------
Joseph J. Raymond                   33,333              133,334              $ 74,999              $166,667
George Komer                            --               83,333                    --                62,500
Mark Levine                             --               83,333                    --                62,500
Charles Sayhoun                     20,833               62,500                15,625                46,875
Michael A. Maltzman                 20,833               62,500                15,625                46,875


No options were exercised by the Named Executive Officers during the fiscal year ended September 30, 1998.


The Equity Incentive Plan

            General. The Stratus Equity Incentive Plan is administered by the Compensation Committee, which is authorized to grant (i) "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock grants, (v) deferred stock awards, and (vi) other stock based awards to employees of Stratus and its subsidiaries and other persons and entities who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of Stratus and its subsidiaries. The Compensation Committee determines (i) the recipients of awards, (ii) the times at which awards will be made, (iii) the size and type of awards, and (iv) the terms, conditions, limitations and restrictions of awards. Awards may be made singly, in combination or in tandem. We have reserved 500,000 shares for issuance under the Equity Incentive Plan. The maximum number of shares of common stock which can be issued to Stratus' Chief Executive Officer under the Equity Incentive Plan pursuant to various awards shall not exceed 35% of the total number of shares of common stock reserved for issuance, and the maximum number of shares which can be issued to any other employee or participant under the Equity Incentive Plan shall not exceed 20% of the total number of shares of common stock reserved for issuance. The Equity Incentive Plan will terminate on September 1, 2009, unless earlier terminated by the Board of Directors. No awards have been made under the Equity Incentive Plan.

            Stock Options. The Compensation Committee can grant either incentive stock options or nonqualified stock options. Only employees of Stratus and its subsidiaries may be granted incentive stock options. The exercise price of an incentive stock option shall not be less than the fair market value, or, in the case of an incentive stock option granted to a 10% or greater shareholder of Stratus, 110% of the fair market value of Stratus' common stock on the date of grant. For purposes of the exercise price of an option, "fair market value" shall mean the arithmetic average of the closing bid and asked prices of the common stock reported on the Nasdaq Smallcap Market on a particular date. The term of an option and the time or times at which such option is exercisable shall be set by the Compensation Committee; provided, however, that no option shall be exercisable more than 10 years (5 years for an incentive stock option granted to a 10% or greater shareholder of Stratus) from the date of grant, and with respect to an incentive stock option, the fair market value on the date of grant of the shares of common stock which are exercisable by a participant for the first time during any calendar year shall not exceed $100,000. Payment of the exercise price shall be made in any form permitted by the Compensation Committee, including cash and shares of Stratus' common stock.

            Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights either alone or in combination with an underlying stock option. The term of an SAR and the time or times at which an SAR shall be exercisable shall be set by the Compensation Committee; provided, that an SAR granted in tandem with an option will be exercisable only at such times and to the extent that the related option is exercisable. SARs entitle the grantees to receive an amount in cash or shares of common stock with a value equal to the excess of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the date the SAR was granted, which represents the same economic value that would have been derived from the exercise of an option. Payment may be made in cash, or shares of common stock or a combination of both at the discretion of the Compensation Committee. If an SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares of common stock is terminated.

            Restricted Stock Grants. The Compensation Committee may grant shares of common stock under a restricted stock grant which sets forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Compensation Committee and which can include restrictions on transfer, continuous service with Stratus or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance. Shares of common stock may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Compensation Committee. A grantee is entitled to vote the shares of common stock and receive any dividends thereon prior to the termination of any applicable restrictions, conditions or forfeiture provisions.

            Deferred Stock Awards. The Compensation Committee may grant shares of common stock under a deferred stock award, with the delivery of such shares of common stock to take place at such time or times and on such conditions as the Compensation Committee may specify. Shares of common stock may be granted pursuant to deferred stock awards for no consideration or for any consideration as determined by the Compensation Committee.

            Other Stock Based Awards. The Compensation Committee may grant shares of common stock to employees of Stratus or its subsidiaries as bonus compensation, or if agreed to by an employee, in lieu of such employee's cash compensation.

            Other Information. If there is a stock split, stock dividend or other relevant change affecting Stratus' common stock, appropriate adjustments will be made in the number of shares of common stock or in the type of securities to be issued pursuant to any award granted before such event. In the event of a merger, consolidation, combination or other similar transaction involving Stratus in which Stratus is not the surviving entity, either all outstanding stock options and SARs shall become exercisable immediately and all restricted stock grants and deferred stock awards shall immediately become free of all restrictions and conditions, or the Compensation Committee may arrange to have the surviving entity grant replacement awards for all outstanding awards. Upon termination of service prior to age 65 for any reason other than death or disability, or upon involuntary termination after age 65, stock options and SARs which are exercisable as of the date of such termination may be exercised within three months of the date of termination, and any restricted stock grants and deferred stock awards which are still subject to any restriction shall be forfeited to Stratus. Upon death or disability or voluntary termination of service after age 65, all stock options and SARs become immediately exercisable and may be exercised for a period of six months after the date of termination (three months in the case of voluntary termination after age 65), and all restricted stock grants and deferred stock awards shall become immediately free of all restrictions and conditions. The Compensation Committee has the discretionary authority to alter or establish the terms and conditions of an award in connection with termination of service. The Board of Directors may amend, suspend or terminate the Equity Incentive Plan, subject to shareholder approval if required pursuant to Section 162(m) of the Internal Revenue Code or
Section 16 of the Securities Exchange Act of 1934 or the rules of the Nasdaq Stock Market.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


            In August 1997, we purchased certain assets of Royalpar Industries, Inc. and its subsidiaries, corporations that were the subject of a proceeding under Chapter 11 of the United States Bankruptcy Code. The assets acquired included customer lists, furniture, office and computer equipment and workers compensation insurance agreements. The purchase price of the acquired assets was $150,000. In addition, we agreed to pay to Royalpar, or its designated disbursing agent, during each of the five fiscal years commencing in 1997, an amount equal to 2% of our pre-tax income that exceeds $2 million and 3% of our pre-tax income that exceeds $5 million; provided, however, that in no event will we be required to pay more than $250,000 pursuant to this arrangement. We also assumed certain liabilities, including leases of operating offices, certain obligations to Royalpar's accounts receivable factor and vacation pay and issued 370,444 shares of common stock to certain creditors of Royalpar.

            At the time of the acquisition of the Royalpar assets, Jeffrey J. Raymond, the son of Joseph J. Raymond, our Chairman and Chief Executive Officer was the President of Royalpar. Following the acquisition of Royalpar, we engaged Jeffrey J. Raymond as a consultant to Stratus pursuant to an agreement which had an initial term of six months, subject to automatic six month extensions unless terminated by either party under the terms of the agreement. The agreement originally provided for payments of $9,583 per month to Jeffrey J. Raymond and required him to supervise the collection of certain accounts receivable, to use his efforts to maintain relationships with certain clients and to assist in due diligence investigations of acquisitions of other companies. Beginning in January 1999, the consulting fee payable to Jeffrey J. Raymond was reduced to $2,200 per week. As of August 31, 1999, Jeffrey J. Raymond's wife, Joan Raymond, owned approximately 10% of our common stock.

            During fiscal 1998, we paid consulting fees of $17,000 to RVR Consulting, Inc. a corporation of which Joseph J. Raymond, Jr., the son of Joseph J. Raymond, our Chairman and Chief Executive Officer, is an officer and 50% shareholder. In addition, as of June 30, 1999, Complete Wellness Centers, Inc. owed us $780,000 for services rendered in 1998 and 1999, all of which is past due. Joseph J. Raymond, Jr. became the Chief Executive Officer of Complete Wellness, Inc. in March 1999. Substantially all of the indebtedness owed to us by Complete Wellness, Inc. was incurred prior to Joseph J. Raymond Jr. becoming an officer of Complete Wellness, Inc.

            At various times throughout our history we have borrowed funds from Joseph J. Raymond, our Chairman and CEO. This variable indebtedness bore interest at the rate of 12% per annum. In June 1999, the $50,000 (plus accrued interest) owed to Mr. Raymond was converted into 14,870 shares of our common stock.

            In June 1998, we borrowed $400,000 from Joseph J. Raymond, Jr. The remaining balance of this indebtedness, which bore interest at the rate of 12% per annum, plus accrued interest was converted into 116,533 shares of our common stock in June 1999.

            In November and December 1998, we borrowed $50,000 from Sanford I. Feld, a director of Stratus. This loan was represented by a promissory note which bore interest at the rate of 1.5% per month and was originally due in July 1999. In consideration for making the loan, we issued Mr. Feld warrants to acquire 6,666 shares of our common stock at an exercise price of $7.50 per share. The warrants have a five year term.

            In addition, in October 1998, we borrowed $250,000 from the estate of Irene Lynch. J. Todd Raymond, General Counsel and Secretary, is the grandson of Irene Lynch and the trustee of the Irene Lynch estate. This loan is represented by a promissory note bearing interest at the rate of 2% per month and was due on April 14, 1999. The note has been verbally extended until the completion of this offering. In consideration for making the loan, we issued 26,666 shares of our common stock to the estate.

            Payroll services have also been provided to Sarahe, Inc., a privately held company of which Joseph J. Raymond, our Chairman and Chief Executive Officer, is an officer and 50% stockholder. Invoices were issued to Sarahe for $120,000 during the year ended September 30, 1997, $1,277,000 during the year ended September 30, 1998 and $304,000 during the six months ended March 31, 1999. At June 30, 1999 there remained an outstanding balance of $27,600.

                             PRINCIPAL STOCKHOLDERS


            The following table sets forth information concerning the beneficial ownership of our common stock, as at August 31, 1999 by:

            o persons who are known by us to own beneficially more than 5% of our shares;

            o by each of the persons named in the table under the caption "Executive Compensation";

            o     each of our directors; and

            o     by all of our directors and executive officers as a group.

The calculations in the table are based on an aggregate of 4,102,470 shares calculated as outstanding as of August 31, 1999 after adjusting for the 2-for-3 reverse stock split. Unless otherwise noted all addresses of the beneficial owners are 500 Craig Road, Manalapan, New Jersey. The percentage listed under the "After Offering" column is based on an assumed offering of an aggregate of 1,500,000 shares. The symbol "*" indicates that the amount shown is less than 1% of the outstanding shares.

Name and Address of                              Percentage of Class   Percentage of Class
Beneficial Owner             Number of Shares      Before Offering       After Offering
-------------------------------------------------------------------------------------
Joseph J. Raymond(b)               977,788              23.83%               17.45%

Joan Raymond(c)                    638,665              15.57                11.40

Michael J. Rutkin                  334,000               8.14                 5.96

Charles A. Sahyoun(d)              270,611               6.60                 4.83

Michael A. Maltzman(e)              88,333               2.15                 1.58

H. Robert Kingston                  33,333                *                    *

Sanford Feld(f)                     21,667                *                    *

Mark Levine(g)                      20,833                *                    *

A. George Komer(g)                  20,833                *                    *

Donald W. Feidt                     20,000                *                    *

All Directors and
Officers as a Group              1,805,731              44.02                32.23
(b),(d),(e),(f),(g),(h)

----------

(a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock options or warrants that are currently exercisable or exercisable within 60 days of August

      31, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(b) Includes 111,111 shares subject to options to purchase that are currently exercisable or may become exercisable within 60 days of August 31, 1999. Excludes 55,555 shares subject to options that are not vested or exercisable within 60 days of August 31, 1999.


(c) Includes 250,000 shares held by the children of Joan Raymond residing in her household.


(d) Includes 20,833 shares subject to options that are currently exercisable. Excludes 62,500 shares subject to options that are not vested or exercisable within 60 days of August 31, 1999.

(e) Includes 41,666 shares subject to options that are currently exercisable or may become exercisable within 60 days of August 31, 1999. Excludes 41,666 shares subject to options that are not vested or exercisable within 60 days of August 31, 1999.

(f)   Includes 6,667 shares subject to warrants that are currently exercisable.

(g) Includes 20,833 shares subject to options that are currently exercisable. Excludes 62,500 shares subject to options that are not vested or exercisable within 60 days of August 31, 1999.

(h) Includes 40,000 shares that are beneficially owned by J. Todd Raymond our General Counsel and Corporate Secretary, including 13,333 shares subject to options and 26,666 shares owned by the estate of Irene Lynch, for which Mr. Raymond serves as trustee.

Potential Change in Control

            Joseph J. Raymond and Joan Raymond have pledged 1,055,334 shares of Stratus common stock that they own to secure obligations under their guarantee of the agreement pursuant to which we sell accounts receivable to a factor. We are currently in default of the agreement with the factor; however, the factor has not at this juncture elected to exercise remedies against us or to pursue its rights under the guarantee and pledge agreement. The shares subject to the pledge agreement will represent approximately 17% of our outstanding common stock after completion of this offering. If the factor were to exercise remedies and obtain title to the pledged stock, the factor, which currently owns 133,333 shares of our common stock, would have the ability to significantly influence the outcome of any matter submitted to a vote of our stockholders.

                            DESCRIPTION OF SECURITIES

General


            Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, there were 4,102,470 shares of common stock and no shares of preferred stock outstanding. The following description of the material features of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and the bylaws, a copy of each of which is filed as an exhibit to the Registration Statement of which this prospectus is a part.


Common Stock


            Each share of common stock entitles the holder thereof to one vote on all matters submitted to the shareholders. Since the common stock does not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of the directors and holders of the remaining shares could not elect any directors. The shares are not subject to redemption and there are no preemptive rights. All outstanding shares of common stock are fully paid and non-assessable. Holders of common stock are entitled to receive dividends out of funds legally available for distribution when, as and if declared by the Board of Directors. The payment of cash dividends on the common stock is unlikely for the foreseeable future. Upon any liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share pro rata in any distribution to the holders of common stock.

            As of August 31, 1999, there were 185 record holders of the Company's common stock.


Preferred Stock


            Our certificate of incorporation authorizes the Board of Directors to issue shares of preferred stock in one or more series with such dividend, liquidation, conversion, redemption and other rights as the Board establishes at the time. Shareholder approval is not required to issue preferred stock. To the extent that we issue any shares of Preferred Stock, the ownership interest and voting power of existing shareholders could be diluted.

            The preferred stock could be issued in one or more series with such voting, conversion and other rights as would discourage possible acquirers from making a tender offer or other attempt to gain control of Stratus, even if such transaction were generally favorable to our stockholders. In the event of a proposed merger, tender offer or other attempt to gain control of Stratus which the Board does not approve, it might be possible for the Board to authorize the issuance of a series of preferred stock with rights and preferences which could impede the completion of such a transaction. The Board could authorize holders of the preferred stock to vote, either separately as a class or with the holders of common stock, on any merger, sale or exchange of assets or other extraordinary corporate transaction. preferred stock may be used to discourage possible acquirors from making a tender offer or other attempt to gain control of Stratus with a view to imposing a merger or sale of all or any part of Stratus' assets, even though a majority of shareholders may deem such acquisition attempts to be desirable.

            Preferred stock may also be used as consideration for any acquisitions that we undertake, either alone or in combination with shares, notes or other assets including cash or other liquid securities.


Underwriter Warrants


            In connection with the completion of this offering, for nominal consideration, we will grant to the underwriters, underwriters' warrants to purchase 150,000 shares of common stock at an initial exercise price of 110% of the initial public offering price of the shares sold in this offering. The underwriters' warrants are exercisable for a period of four years commencing one year from the date of this prospectus. The shares of common stock issuable upon exercise of the underwriters' warrants are identical to the shares being sold in this offering. The underwriters' warrants also grant the holders thereof certain rights of registration of the shares of common stock issuable upon exercise of such warrants. Stratus is registering the underwriters' warrants, as well as the underlying common stock, pursuant to the registration statement of which this prospectus forms a part.


Statutory Business Combination Provision

            We are subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless:


            o the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder;

            o the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or

            o on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

Under Section 203, an "interested stockholder" is defined as any person who is the owner of 15% or more of the outstanding voting stock of the corporation, or an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.


            A corporation may, at its option, exclude itself from the coverage of Section 203 by amending its certificate of incorporation or bylaws, through action of its stockholders, to exempt itself from coverage, provided that such bylaw or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. We have not adopted such an amendment to our Certificate of Incorporation or Bylaws.

Limitation on Liabilities and Indemnification Matters


            Pursuant to our certificate of incorporation and bylaws and as permitted by Delaware law, directors are not liable to Stratus or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has received an improper personal benefit.

            Our certificate of incorporation and bylaws also provide that directors and officers shall be indemnified to the fullest extent authorized by Delaware law against all expenses and liabilities actually and reasonably incurred in undertaking their duties. Nonofficer employees and agents may be similarly indemnified at the Board of Directors discretion and further permits the advancing of expenses incurred in defense of claims.


Certain provisions of the Certificate of Incorporation and Bylaws


            Our bylaws provide that a special meeting of stockholders can only be called by the Chief Executive Officer or by a majority of the Board of Directors. The bylaws provide that only matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting.


            Our certificate of incorporation and bylaws also provide that any action required or permitted to be taken by the stockholders of the company at an annual or special general meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.


Anti Takeover Effects of the Charter Documents and Delaware Law.


            Our certificate and bylaws include certain provisions that may have anti takeover effects. These provisions may delay, defer or prevent a tender offer or takeover attempt that shareholders may consider to be in their best interests including attempts that might result in a premium over the market price for the shares held by the shareholders. These provisions may also make it more difficult to remove incumbent management.

            These provisions, include:

      o     authorizing our Board of Directors to issue preferred stock;

      o     limiting the persons who may call special meetings of stockholders;

      o     prohibiting stockholder action by written consent;

      o establishing advance notice requirements for nominations for election of our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings and

      o     prohibiting cumulative voting in the election of directors.


Listing

            We expect to apply for quotation of the Common Stock on the Nasdaq Smallcap Market under the trading symbol SMSL.

Transfer Agent and Registrar

            The Company's transfer agent is ___________________________________.

                         SHARES ELIGIBLE FOR FUTURE SALE


            Prior to this offering, there has been no public market for the common stock and there can be no assurance that a significant public market for the stock will develop or be sustained after this offering. Future sales of common stock, including shares issued upon exercise of outstanding options and warrants, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our future ability to raise capital through the sale of equity securities.

            Upon closing of the offering, there will be 5,602,470 shares of common stock outstanding, assuming no exercise of warrants and options outstanding. Of these shares, the 1,500,000 shares of common stock sold pursuant to this offering will be freely tradable without restriction under the Securities Act unless purchased by "affiliates" of Stratus as that term is defined in Rule 144 under the Securities Act.

            Holders of 2,913,270 shares of common stock, including our directors and officers, have agreed not to sell, offer to sell or otherwise dispose of any of their shares for a period of 24 months from the date of this prospectus without the prior written consent of the underwriter. Holders of an additional 1,182,534 shares of common stock have agreed not to sell, offer or to otherwise dispose of any of their shares for a period of 12 months from the date of this prospectus without the written consent of the underwriter. After the expiration of these restrictions, the holders of the shares which are the subject of the restrictions may sell the shares under Rule 144.

            In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year (including the holding period of any prior owner, except an affiliate) is entitled to sell in "broker's transactions" or to market makers, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

            o One percent of the number of common shares then outstanding (approximately 55,958 shares immediately after this offering); or

            o The average weekly trading volume of the common shares during the four calendar weeks preceding the required filing of a Form 144 with respect to such sale.


            Sales under Rule 144 are generally subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without having to comply with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


            No predictions can be made on the effect, if any, that sales of shares or the availability of shares for sale will have on the market price preceding from time to time. Moreover, we cannot predict the number of shares of common stock which may be sold in the future pursuant to Rule 144 since such sales will depend on the market price of the common stock, the individual circumstances of the holders thereof and other factors. Nevertheless, any sales of substantial amounts of common stock could have a significant adverse effect on the market price of our Common Stock.

                                  UNDERWRITING


            Hornblower & Weeks Inc. has agreed, subject to the terms and conditions of the Underwriting Agreement between Stratus and Hornblower & Weeks, Inc., to purchase from Stratus 1,500,000 shares of common stock.

            The underwriter is committed to purchase and pay for all of the shares offered hereby if any are purchased. The common stock is being offered by the underwriter subject to prior sale, when, as and if delivered to and accepted by the underwriter and subject to approval of certain legal matters by counsel and to certain other conditions, such as no adverse changes in Stratus and market conditions.

            The Underwriter has advised Stratus that they propose to offer the common stock to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriter may allow to certain dealers who are members of the NASD concessions, not in excess of $0.__ per share, of which not in excess of $0.__ per share may be reallowed to other dealers who are members of the NASD. After the initial public distribution of the shares is completed, the public offering price, concession and reallowance may be changed by the underwriter.

            We have granted the underwriter an over-allotment option, exercisable during the 30-day period commencing with the date of the underwriting agreement, to purchase from Stratus at the initial offering price less underwriting discounts, up to an aggregate of 225,000 additional shares of common stock from Stratus for the sole purpose of covering over-allotments, if any. Stratus will be obligated, pursuant to this over-allotment option, to sell such additional shares to the underwriter.

            We have agreed to pay to the underwriter a non-accountable expense allowance of 3% of the gross proceeds of the offering, of which $40,000 has been paid as of the date of this prospectus. Stratus has also agreed to pay all expenses in connection with qualifying the common stock offered hereby for sale under the laws of such states as the underwriters may designate, including expenses of counsel retained for such purpose by the underwriter.

            In connection with the offering, we have agreed to sell to the underwriter, for $100, the underwriter's warrants to acquire 150,000 shares of our common stock. The underwriter's warrants initially are exercisable at a price of 110% of the per share initial public offering price of the shares offered hereby, for a period of four years commencing one year from the date of this prospectus. The shares of common stock issuable upon exercise of the underwriter's warrants are identical to the shares being sold in this offering. The underwriter's warrants also grant the holders thereof certain rights of registration of the shares of common stock issuable upon exercise of such warrants. Stratus is registering the underwriter's warrants, as well as the underlying common stock, pursuant to the Registration Statement of which this prospectus forms a part. The underwriter's warrants may not be sold, transferred, assigned, pledged or hypothecated for a period of one year following the offering, except to NASD members participating in the offering and the bona fide officers or partners thereof.

            The underwriter has the right to designate one member of the Board of Directors for a period of 5 years commencing with the closing of this offering.

            Stratus has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

            The underwriter has informed us that it will not sell any shares of the common stock to any accounts over which they exercise discretionary authority.

            We have agreed with the underwriter that for a period of 12 months from the date of this prospectus, we will not issue any securities or grant options or warrants to purchase any securities of Stratus without the consent of the underwriter except:

            o options to acquire up to 150,000 shares of common stock which may be issued to officers, directors, employees and consultants;

            o as consideration payable in connection with potential mergers and acquisitions;

            o in a public offering at a price less than 90% of the average closing bid prices of the common stock as reported on the Nasdaq Stock Market for the 21 consecutive trading day period immediately preceding the date of sale; and

            o in a private sale at not less than 70% of the average closing bid prices of the common stock as reported on the Nasdaq Stock Market for the 21 consecutive trading day period immediately preceding the date of sale.

            The underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be affected on Nasdaq or otherwise and, if commenced, may be discontinued at any time and will, in any event, be discontinued thirty (30) days after settlement of this offering.

            The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and related documents, copies of which are on file at the offices of Stratus and the Securities and Exchange Commission.

            Prior to this offering there has been no public market for the common stock. The initial public offering price for the shares of common stock offered will be determined by negotiation between Stratus and the underwriter. The factors to be considered in determining the initial public offering price include the history of and the prospects for the industry in which we compete, our past and present operation, our historical financial results, our prospects for future earnings, the recent market prices of securities of generally comparable companies and the general conditions of the securities market at the time of the offering.


                                  LEGAL MATTERS


            The legality of the shares offered by this prospectus will be passed upon for us by Giordano, Halleran & Ciesla, a Professional Corporation, Middletown, New Jersey. Certain legal matters will be passed on for the Underwriters by Lehman & Eilen LLP, Uniondale, New York.


                                     EXPERTS


            Certain financial statements included in this prospectus and elsewhere in the registration statement have been audited by Amper, Politziner & Mattia, PA independent auditors, as indicated in their reports with respect thereto, and are included in reliance upon the authority of the firm as experts in giving such reports. Reference is made to such reports which include explanatory paragraphs that state substantial doubts about our ability to continue as a going concern.

                             ADDITIONAL INFORMATION


We have filed with the SEC a Registration Statement on Form SB-2 under the Securities Act with respect to the offered common stock. We have not included in this prospectus additional information contained in the Registration Statement and you should refer to the Registration Statement and its exhibits for further information. The Registration Statement and exhibits and schedules filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices at the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60611-2511. The SEC maintains a worldwide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements regarding registrants that file electronically with the SEC. Copies of all or any portion of the Registration Statement may be obtained from the public reference section of the SEC upon payment of the prescribed fees.

                          STRATUS SERVICES GROUP, INC.
                  For the Period August 11, 1997 (Inception) to
              September 30, 1997, the Year Ended September 30, 1998
          and the nine months ended June 30, 1999 and 1998 (unaudited)

                                                                       Page

Independent Auditors' Report                                           F-2
Balance Sheets                                                         F-3
Statements of Operations                                               F-4
Statement of Stockholders' Deficiency                                  F-5
Statements of Cash Flows                                               F-6
Notes to Financial Statements                                          F-7 - 17

                   ROYALPAR INDUSTRIES, INC. AND SUBSIDIARIES

                      For the Year Ended March 31, 1997 and
                 For the Period April 1, 1997 to August 11, 1997


Independent Auditors' Report                                           F-18
Consolidated Statements of Operations                                  F-19
Notes to Consolidated Statements of Operations                         F-20 - 22

                             B & R EMPLOYMENT, INC.
                 For the Years Ended December 31, 1998 and 1997

Independent Auditors' Report                                           F-23
Balance Sheets                                                         F-24
Statements of Operations                                               F-25
Statement of Stockholders' Deficiency                                  F-26
Statements of Cash Flows                                               F-27
Notes to Financial Statements                                          F-28 - 30

                     UNAUDITED PROFORMA FINANCIAL STATEMENTS

Unaudited Proforma Condensed Statements of Operations:
  For the Year Ended September 30, 1998                                F-31
  For the Nine Months Ended June 30, 1999                              F-32
Notes to Unaudited Proforma Condensed Statements of Operations         F-33

Independent Auditors' Report

To the Stockholders of Stratus Services Group, Inc.

We have audited the accompanying balance sheets of Stratus Services Group, Inc. as of September 30, 1998 and 1997, and the related statements of operations, stockholders' deficiency, and cash flows for the year ended September 30, 1998 and the period August 11, 1997 (Inception) to September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stratus Services Group, Inc. as of September 30, 1998 and 1997 and the results of its operations and its cash flows for the year ended September 30, 1998 and the period August 11, 1997 (Inception) to September 30, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                         AMPER, POLITZINER & MATTIA P.A.


July 16, 1999 except for Note 18(e) which is dated August 30, 1999. Edison, New Jersey

                          STRATUS SERVICES GROUP, INC.
                                 Balance Sheets

                                     Assets


                                                                 September 30,     September 30,        June 30,
                                                                     1997              1998              1999
                                                                     ----              ----              ----
                                                                                                      (Unaudited)
Current assets
  Cash and cash equivalents                                       $    92,872       $   249,987       $    41,441
  Due from factor - less allowance for recourse
    obligation of $50,000, $-0-, $-0-                                 435,061                --                --
  Accounts receivable - less allowance for
    doubtful accounts of $-0- $37,000 and $696,000                      2,052            65,536           247,907
  Unbilled receivables                                                147,320           282,485           452,052
  Unbilled receivables - related parties                               11,880            22,445             7,600
  Prepaid insurance                                                   561,208           222,291           468,634
  Prepaid expenses and other current assets                            13,592             5,130            26,307
                                                                  -----------       -----------       -----------
                                                                    1,263,985           847,874         1,243,941
Property and equipment, net of
  accumulated depreciation                                             39,429            95,562           268,830

Goodwill                                                               67,650                --         2,386,678
Other assets                                                            6,856           151,213           170,914
                                                                  -----------       -----------       -----------
                                                                  $ 1,377,920       $ 1,094,649       $ 4,070,363
                                                                  ===========       ===========       ===========

                    Liabilities and Stockholders' Deficiency

Current liabilities
  Loans payable                                                   $        --       $        --       $   861,931
  Loans payable - related parties                                     158,500           406,350                --
  Notes payable - acquisition (current portion)                            --                --         1,326,000
  Insurance obligation payable                                        365,175           211,708           450,546
  Due to factor including allowance for recourse
    obligation of $-0-, $795,000 and $839,000                              --             2,602           495,482
  Accounts payable and accrued expenses                               228,223           927,743         1,145,782
  Accrued payroll and taxes                                           476,924           869,823           906,562
  Payroll taxes payable                                               238,783           143,312           234,383
  Litigation fees payable                                                  --           271,361           148,989
                                                                  -----------       -----------       -----------
                                                                    1,467,605         2,832,899         5,569,675

Notes payable - acquisition (net of current portion)                       --                --           246,444

                                                                  -----------       -----------       -----------
                                                                    1,467,605         2,832,899         5,816,119

Temporary equity - put options                                             --                --           520,000

Commitments and contingencies

Stockholders' deficiency
  Common stock, $.01 par value, 10,000,000 shares
    authorized, 3,371,334, 3,719,734 and 4,080,804
    shares issued and outstanding                                      33,714            37,198            40,809
  Additional paid-in capital                                          285,995         1,275,241         2,387,829
  Accumulated other comprehensive loss
    Deferred compensation                                                  --          (161,500)         (126,400)
  Accumulated deficit                                                (409,394)       (2,889,189)       (4,567,994)
                                                                  -----------       -----------       -----------
                                                                      (89,685)       (1,738,250)       (2,265,756)
                                                                  -----------       -----------       -----------
                                                                  $ 1,377,920       $ 1,094,649       $ 4,070,363
                                                                  ===========       ===========       ===========


                 See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                            Statements of Operations
For the Year Ended September 30, 1998 and the Period August 11, 1997 (Inception)
              to September 30, 1997 and for the Nine Months Ended
                       June 30, 1999 and 1998 (Unaudited)

                                          August 11, 1997
                                          (inception) to   For the Year Ended          For the Nine Months
                                            September 30,     September 30,              Ended June 30,
                                                1997              1998               1998               1999
                                                ----              ----               ----               ----
                                                                                  (Unaudited)        (Unaudited)
Revenues (including $120,000
  $3,598,000, $2,515,000 and
  $1,490,000 from related parties)          $  2,442,191      $ 24,919,639       $ 18,062,534       $ 21,263,817

Cost of revenue (including
  $97,000, $3,228,000, $2,218,000
  and $1,345,000 from related parties)         2,005,847        20,329,718         14,759,241         16,843,326
                                            ------------      ------------       ------------       ------------

Gross profit                                     436,344         4,589,921          3,303,293          4,420,491
                                            ------------      ------------       ------------       ------------

Operating expenses
  Selling, general and administrative
    expenses                                     741,416         4,785,887          3,231,677          4,536,145
  Provision for recourse obligation               50,000           670,445             29,851            595,000
  Impairment of JPI Assets                            --           174,688                 --                 --
                                            ------------      ------------       ------------       ------------
                                                 791,416         5,631,020          3,261,528          5,131,145
                                            ------------      ------------       ------------       ------------

Earnings (Loss) from operations                 (355,072)       (1,041,099)            41,765           (710,654)
                                            ------------      ------------       ------------       ------------

Other income (expenses)
  Finance charges                                (39,078)         (524,649)          (342,614)          (539,463)
  Interest expense                               (15,244)          (48,170)           (32,629)          (209,679)
  Other income                                        --            33,729             31,586             18,155
  Other (expenses)                                    --          (899,606)          (798,000)          (237,164)
                                            ------------      ------------       ------------       ------------
                                                 (54,322)       (1,438,696)        (1,141,657)          (968,151)
                                            ------------      ------------       ------------       ------------

Net loss                                    $   (409,394)     $ (2,479,795)      $ (1,099,892)      $ (1,678,805)
                                            ============      ============       ============       ============

Net loss per common share -
  Basic                                     $       (.20)     $       (.69)      $       (.31)      $       (.44)
  Diluted                                           (.20)             (.69)              (.31)              (.44)

Weighted average shares
outstanding per common share -
  Basic                                        2,027,124         3,602,086          3,562,439          3,783,714
  Diluted                                      2,027,124         3,602,086          3,562,439          3,841,181


                 See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                      Statement of Stockholders' Deficiency
                    For the Year Ended September 30, 1998 and
          the Period August 11, 1997 (inception) to September 30, 1997 and For the Nine Months Ended June 30, 1999 (Unaudited)

                                                                                    Accumulated
                                                                                       Other                             Additional
                                                                  Comprehensive     Comprehensive      Accumulated        Paid-In
                                                    Total             Loss              Loss             Deficit          Capital
                                                 -----------       -----------       -----------       -----------      -----------
Original issuance for cash                       $        10       $        --       $        --       $        --      $         3

Issuance of common stock
  in connection Royalpar
  acquisition - August 11, 1997                       20,000                --                --                --           17,333

Issuance of common stock to
  related parties (compensation
  expense of $186,450)                               186,450                --                --                --          161,590

Other issuance of common stock
  (compensation expense of $21,675)                   21,675                --                --                --           18,785

Proceeds from sale of private
  placement of common stock (net of
  costs of $43,351) for cash                          91,574                --                --                --           88,284

Net loss                                            (409,394)               --                --          (409,394)              --
                                                 -----------                         -----------       -----------      -----------

Balance September 30, 1997                           (89,685)               --                --          (409,394)         285,995

Net loss                                          (2,479,795)       (2,479,795)               --        (2,479,795)              --

Other comprehensive income
  Deferred compensation in
  connection with stock options
  granted (no tax effect)                             26,000          (161,500)         (161,500)               --          187,500
                                                                   -----------
Comprehensive loss                                                 $(2,641,295)
                                                                   ===========
Issuance of common stock from
  proceeds from sale of placement
  of common stock (net of cost of $501,370)          773,730                                  --                --          770,330

Issuance of common stock to employees
  (compensation expense of $31,500)                   31,500                                  --                --           31,416
                                                 -----------                         -----------       -----------      -----------

Balance September 30, 1998                        (1,738,250)                           (161,500)       (2,889,189)       1,275,241

Net loss for the nine months ended
  June 30, 1999 (unaudited)                       (1,678,805)       (1,678,805)               --        (1,678,805)              --

Compensation expense in connection
  with stock option granted
 (no tax effect) (unaudited)                          35,100            35,100            35,100                --               --
                                                                   -----------
Comprehensive loss (unaudited)                            --       $(1,643,705)               --                --               --
                                                                   ===========
Issuance in connection with
  acquisition (unaudited)                                 --                                  --                --             (347)

Issuance of common stock in exchange for
  notes payable (unaudited)                          492,762                                                                491,448

Proceeds from the sale of private
  placements of common stock (net
  of costs of $107,813) for cash
  (unaudited)                                        623,437                                                                621,487
                                                 -----------                         -----------       -----------      -----------
Balance June 30, 1999 (unaudited)                $(2,265,756)                        $  (126,400)      $(4,567,994)     $ 2,387,829
                                                 ===========                         ===========       ===========      ===========

                                                         Common Stock
                                                   Amount             Shares
                                                 -----------       -----------

Original issuance for cash                       $         7               667

Issuance of common stock
  in connection Royalpar
  acquisition - August 11, 1997                        2,667           266,667

Issuance of common stock to
 related parties (compensation
 expense of $186,450)                                 24,860         2,486,000

Other issuance of common stock
 (compensation expense of $21,675)                     2,890           289,000

Proceeds from sale of private
 placement of common stock (net of
 costs of $43,351) for cash                            3,290           329,000

Net loss                                                  --                --
                                                 -----------       -----------

Balance September 30, 1997                            33,714         3,371,334


                          STRATUS SERVICES GROUP, INC.
                      Statement of Stockholders' Deficiency
                    For the Year Ended September 30, 1998 and
          the Period August 11, 1997 (inception) to September 30, 1997 and For the Nine Months Ended June 30, 1999 (Unaudited)


Net loss                                                  --                --

Other comprehensive income
  Deferred compensation in
  connection with stock options
  granted (no tax effect)                                 --                --

Comprehensive loss

Issuance of common stock from
 proceeds from sale of placement
 of common stock (net of cost of $501,370)             3,400           340,000

Issuance of common stock to employees
 (compensation expense of $31,500)                        84             8,400
                                                 -----------       -----------

Balance September 30, 1998                            37,198         3,719,734

Net loss for the nine months ended
 June 30, 1999 (unaudited)                                --                --

Compensation expense in connection
 with stock option granted
 (no tax effect) (unaudited)                              --                --

Comprehensive loss (unaudited)                            --                --

Issuance in connection with
 acquisition (unaudited)                                 347            34,667

Issuance of common stock in exchange for
   notes payable (unaudited)                           1,314           131,403

Proceeds from the sale of private
  placements of common stock (net
  of costs of $107,813) for cash (unaudited)           1,950           195,000
                                                 -----------         ---------
Balance June 30, 1999 (unaudited)                $    40,809         4,080,804
                                                 ===========         =========


                 See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                            Statements of Cash Flows
                    For the Year Ended September 30, 1998 and
          the Period August 11, 1997 (inception) to September 30, 1997 and For the Nine Months Ended June 30, 1999 and 1998 (Unaudited)

                                                      For the Period Ended             For the Nine Months Ended
                                                           September 30,               June 30,          June 30,
                                                       1997            1998              1998              1999
                                                    -----------     -----------       -----------       -----------
                                                                                      (Unaudited)       (Unaudited)
Cash flows from operating activities
  Net loss                                          $  (409,394)    $(2,479,795)      $(1,099,892)      $(1,678,805)
                                                    -----------     -----------       -----------       -----------
  Adjustments to reconcile net loss to net
  cash provided by operating activities
    Depreciation                                          1,660          40,656            28,190            50,992
    Amortization                                            325          67,650             1,949            80,725
    Loan discounts                                           --              --                --            13,803
    Compensation for issuance of common stock           208,125          31,500            31,500                --
    Impairment of JPI assets                                 --         174,688                --                --
    Compensation - stock options                             --          26,000            14,300            35,100
  Changes in operating assets and liabilities
    Due to/from factor                                 (435,061)        437,663          (421,660)          492,880
    Accounts receivable                                (161,252)       (209,214)         (311,814)         (337,093)
    Prepaid insurance                                    51,358         338,917           561,208          (246,343)
    Prepaid expenses and other current assets           (12,942)          8,462          (263,102)          (21,177)
    Other assets                                         (2,950)        (29,357)          (68,394)          (11,264)
    Insurance financing obligation                     (118,426)       (153,467)         (365,175)          238,838
    Accrued payroll and taxes                           476,924         392,899           300,532            36,739
    Payroll taxes payable                               238,783         (95,471)          (41,987)           91,071
    Litigation fees payable                                  --         271,361           344,143          (122,372)
    Accounts payable and accrued expenses               119,477         538,020           339,889           330,801
                                                    -----------     -----------       -----------       -----------
      Total adjustments                                 366,021       1,840,307           149,579           632,700
                                                    -----------     -----------       -----------       -----------
                                                        (43,373)       (639,488)         (950,313)       (1,046,105)
                                                    -----------     -----------       -----------       -----------

Cash flows (used in) investing activities
  Purchase of property and equipment                     (1,689)        (96,789)          (37,722)         (217,260)
  Payments for business acquisitions                   (150,000)        (89,688)               --          (169,931)
                                                    -----------     -----------       -----------       -----------
                                                       (151,689)       (186,477)          (37,722)         (387,191)
                                                    -----------     -----------       -----------       -----------

Cash flows from financing activities
  Proceeds from sale of common stock                    129,434         735,230           598,230           708,750
  Proceeds from loans payable                           166,000         550,000           550,000           800,000
  Payments of loans payable                              (7,500)       (302,150)         (247,500)         (284,000)
                                                    -----------     -----------       -----------       -----------
                                                        287,934         983,080           900,730         1,224,750
                                                    -----------     -----------       -----------       -----------

Net change in cash and cash equivalents                  92,872         157,115           (87,305)         (208,546)

Cash and cash equivalents - beginning                        --          92,872            92,872           249,987
                                                    -----------     -----------       -----------       -----------

Cash and cash equivalents - ending                  $    92,872     $   249,987       $     5,567       $    41,441
                                                    ===========     ===========       ===========       ===========

Supplemental disclosure of cash paid
  Interest                                          $     8,244     $    37,872       $    38,946       $   143,702
                                                    ===========     ===========       ===========       ===========

Schedule of Noncash Investing and
Financing Activities
  Fair value of assets acquired                     $   723,847     $   289,688       $        --       $ 2,474,403
    Less:  cash paid                                   (150,000)        (89,688)               --           (84,930)
    Less:  common stock and put options issued          (20,000)             --                --          (520,000)
                                                    -----------     -----------       -----------       -----------
    Liabilities assumed                             $   553,847     $   200,000       $        --       $ 1,869,473
                                                    ===========     ===========       ===========       ===========
Issuance of common stock in exchange for debt                                                           $   492,762
                                                                                                        ===========


                 See accompanying notes to financial statements.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1999 and 1998 is unaudited)


Note 1 - Liquidity

            Stratus Services Group, Inc. ("Company") has been experiencing significant losses from operations due to increasing overhead in anticipation of additional future revenues, litigation fees, and unusual reserves for estimated recourse obligations. The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

            Management's plans consist of reducing overhead by eliminating and consolidating locations and applicable staff, and implementing cost reduction measures such as decreasing salaries. The Company completed a private placement of its common stock and notes in June 1999 raising approximately $825,000 for working capital purposes. Thirdly, the Company anticipates registering with the Securities and Exchange Commission to raise additional capital in 1999.

Note 2 - Nature of Operations and Summary of Significant Accounting Policies

      Operations


            The Company was incorporated on March 11, 1997 for the purpose of providing contract labor and staffing services. The only activity between March 11, 1997 and August 11, 1997 was the issuance of 667 shares of common stock. The Company commenced operations on August 11, 1997 when it acquired certain assets and assumed certain liabilities of Royalpar Industries, Inc. ("Royalpar") and its subsidiaries (an entity in bankruptcy). This acquisition enabled the Company to immediately commence its temporary staffing business by providing customers, qualified staff and accounting and payroll support services from offices in New Jersey, Colorado, Texas, California and Arizona.


            The Company operates as one business segment. The one business segment consists of its traditional staffing services, engineering staffing services and SMARTSolutions (TM), a structured program to monitor and enhance the production of a client's labor resources. The Company's customers are in various industries and are located throughout the United States. Credit is granted to substantially all customers. No collateral is maintained.

      Revenue Recognition

            The Company recognizes revenue as the services are performed by its workforce. The Company's customers are billed weekly. At balance sheet dates, there are accruals for unbilled receivables and related compensation costs.

      Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents

            The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


      Interim Financial Statements

            The financial statements as of June 30, 1999 and for the nine months ended June 30, 1998 and 1999 have been prepared by the Company without audit. In the opinion of management, all adjustments (which

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1999 and 1998 is unaudited)

Note 2 - Nature of Operations and Summary of Significant Accounting Policies - (continued)

            include only normal recurring adjustments) necessary to present fairly the financial position as of June 30, 1999 and the results of operations and cash flows for the nine months ended June 30, 1998 and 1999 have been made. The results of operations for the nine months ended June 30, 1999 are not necessarily indicative of the results to be expected for the year ending September 30, 1999.

      Earnings/Loss Per Share

            Effective for the Company's financial statements for the period ended September 30, 1997, the Company adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share," (SFAS 128). SFAS replaces the presentation of primary earnings per share ("EPS") and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS assumes conversion of dilutive options and warrants, and the issuance of common stock for all other potentially dilutive equivalent shares outstanding.

      Property and Equipment


            Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                                     Estimated
                                                 Method              Useful Life
                                                 ------              -----------

                  Computer equipment          Straight-line           3 years
                  Office equipment            Declining balance       5 years
                  Furniture and fixtures      Declining balance       5 years

      Goodwill

            Goodwill was being amortized on a straight-line basis over twenty years for the Royalpar acquisition. For acquisitions subsequent to September 30, 1998, goodwill is amortized over fifteen years.

      Factoring

            The Company's factoring agreement (see Note 4) with a financing institution ("factor") has been accounted for as a sale of receivables under Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Services of Financial Assets and Extinguishment of Liabilities."

      Stock Options


            The Company has elected to follow Accounting Principles Board Opinion No. 25. "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options. Under this method, compensation cost is measured as the amount by which the market price of the underlying stock exceeds the exercise price of the stock option at the date at which both the number of options granted and the exercise price are known.


      Start-Up Costs

            Start-up costs are expensed. $94,000 was charged to operations during the period ended September 30, 1997 and is included in selling, general and administrative expenses.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1999 and 1998 is unaudited)


Note 2 - Nature of Operations and Summary of Significant Accounting Policies - (continued)

      Advertising Costs


            Advertising costs are expensed as incurred. The expense for the periods ended September 30, 1997 and 1998 and June 30, 1998 and 1999 was $6,500, $110,000, $68,000 and $92,000, respectively, and is included in selling, general and administrative expenses.


      Impairment of Long-Lived Assets

            The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.



      Comprehensive Income

            Effective October 1, 1997, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." Under SFAS No. 130, changes in net assets of an entity resulting from transactions and other events and circumstances from non-owner sources are reported in a financial statement for the period in which they are recognized.


      Segment Reporting


            Effective October 1, 1997, the Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

      New Accounting Pronouncement


            In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Statement No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities and measure them at fair value. Under certain circumstances, the gains or losses from derivatives may be offset against those from the items the derivatives hedge against. The Company will adopt SFAS No. 133 in the fiscal year ending September 30, 2001. We do not anticipate that SFAS No. 133 will have an impact on the financial statements.


Note 3 - Acquisitions

      Royalpar Industries, Inc.


            In August 1997, the Company purchased assets including customer lists, furniture, office and computer equipment, and workers' compensation insurance agreements, and assumed certain liabilities including leases of operating offices, and holiday and vacation pay, in exchange for $150,000 and the issuance of 266,667 shares of the Company's common stock. The excess of cost paid over net assets acquired resulted in goodwill of $67,975, computed as follows

                  Prepaid insurance                                   $ 612,566
                  Insurance obligation payable                         (483,601)
                  Office equipment                                       39,400
                  Security deposits                                       3,906

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1999 and 1998 is unaudited)

Note 3 - Acquisitions - (continued)

                  Accrued holiday and vacation pay                      (70,246)
                                                                       --------

                  Net assets acquired                                   102,025

                  Amounts paid
                    Cash paid                                           150,000
                    Issuance of common stock
                    (266,667 shares @ $.075 per share)                   20,000
                                                                       --------

                  Net amounts paid                                       170,000

                  Excess of amounts paid over
                    net assets acquired - goodwill                     $ 67,975

            Even though certain stockholders of Royalpar are personally related to certain stockholders of the Company, there was a change in control of more than 50%, necessitating the use of fair value accounting.


            Simultaneous with this transaction, the Company entered into a factoring agreement (Note 4) and a consulting agreement (Note 9).

            An amendment to the above purchase was an earn out provision whereby the Company is obligated to pay to Royalpar creditors or disbursing agents an amount equal to 2% or 3% of the Company's income before taxes over a five year period commencing with the short financial year ending September 30, 1997. No amounts are currently due under this provision.

      JP Industrial, LLC

            On August 10, 1998 the Company acquired certain assets of JP Industrial, LLC, ("JPI") an engineering services company in Oregon for $289,688 of which $89,688 was paid at closing and the remainder payable in monthly installments through May 1999. The assets acquired consisted of equipment, customer and vendor lists and any open and pending contracts and purchase orders. The Company did not assume any liabilities or obligations unless expressly agreed to. Shortly after the acquisition and before assigning values to the assets, the Company filed a lawsuit alleging breach of contract by the former owners of JPI. The former owners of JPI have filed a counter claim. Arbitration is to commence in the summer of 1999.

            Management believes that the breach of contract has impaired the value of assets purchased and has consequently charged operations for $174,688 during the year ended September 30, 1998.

Note 4 - Factoring Agreement


            The Company has a factoring agreement under which it may sell up to $3,000,000 of qualified trade accounts receivable, with limited recourse provisions. The agreement expires August 10, 2000 and is renewed automatically for one year periods unless either party is notified of termination sixty days prior to renewal. The Company is required to repurchase or replace any receivable remaining uncollected for more than 90 days. During the periods ended September 30, 1997 and 1998 and June 30, 1998 and 1999, gross proceeds from the sale of receivables were $1,870,459, $23,146,923, $16,449,765 and $19,460,038, respectively. The provision for recourse obligation includes the estimated recourse obligations on the sale of receivables. As of September 30, 1997 and 1998 and June 30, 1999, $1,572,000, $2,943,000 and $4,155,000, respectively, of the receivables sold to the factor had not been collected.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1999 and 1998 is unaudited)

Note 4 - Factoring Agreement - (continued)

            As of September 30, 1997 and 1998, and June 30, 1999, $90,000,
            $1,105,000 and $807,000, respectively, of related-party receivables sold to the factor had not been collected. Reserves for recourse obligations of $0, $500,000 and $780,000, respectively, have been provided against these receivables.

            The Company is an impaired seller under the terms of the factoring agreement. Although in technical violation for not repurchasing outstanding receivables over 90 days, the factor is not exercising any of the remedies available to them. However, two stockholders of the Company have pledged 1,055,334 shares of the Company as collateral.


Note 5 - Property and Equipment


                                                  September 30,              June 30,
                                               1997           1998            1999
                                               ----           ----            ----
                                                                           (Unaudited)
            Furniture and fixtures          $   3,000       $  10,700       $  25,764
            Office equipment                    8,489          26,223          33,223
            Computer equipment                 25,300          78,362         267,536
            Computer software                   4,300          22,593          35,616
                                            ---------       ---------       ---------
                                               41,089         137,878         362,139

            Accumulated depreciation           (1,660)        (42,316)        (93,309)
                                            ---------       ---------       ---------
            Net property and equipment      $  39,429       $  95,562       $ 268,830
                                            =========       =========       =========


Note 6 - Goodwill


                                                  September 30,              June 30,
                                               1997           1998            1999
                                               ----           ----            ----
                                                                           (Unaudited)
            Goodwill (see Notes 3 and 18)   $    67,975     $    67,975     $ 2,519,378
            Less: accumulated amortization         (325)        (67,975)       (132,700)
                                            -----------     -----------     -----------
                                            $    67,650     $        --     $ 2,386,678
                                            ===========     ===========     ===========


      During the year ended September 30, 1998, the Company reevaluated the recoverability of the goodwill and recorded an impairment of the remaining balance of approximately $64,000.


Note 7 - Loans Payable

      a.    Related Parties

            As of September 30, 1997 and 1998 and June 30, 1999 various stockholders advanced funds to the Company for working capital and payment of litigation expenses (Note 8). These loans bear interest at the rate of 12% per annum and are payable upon demand. Interest expense for the periods ended September 30, 1997 and 1998 and June 30, 1998 and 1999 was $4,000, $40,863, $-0- and $28,000,
            respectively.

            In August 1999, the Chief Executive Officer of the Company and his son agreed to exchange, effective June 30, 1999, $440,000 of notes payable by the Company to them plus accrued interest of $52,763 for 131,403 shares of the Company's common stock. The stock was valued at $3.75 per share and no gain or loss was recorded on the transaction.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1999 and 1998 is unaudited)

      b.    Other

            Loans payable consists of loans from various unrelated parties amounting to $766,000, bearing interest at the rates of 18% to 24% per annum, payable at the IPO. The remaining amount of $95,931 represents the discounted notes from the private placement in June 1999. These notes bear interest at the rate of 13% and are due upon IPO (See Note 18(b)).


Note 8 - Litigation Fees Payable


            The Company and four individuals were defendants in a legal action alleging breach of various agreements. The action was settled in June 1998 as a result of which the Company paid $408,000 (for plaintiff's attorneys fees) and incurred $390,000 for its own legal fees (Note 11). The Company owed $271,361 and $148,989 at September 30, 1998 and June 30, 1999 and is making periodic payments.


Note 9 - Related Party Transaction

      Consulting Agreement


            The Company has a consulting agreement with the former president of Rolyalpar who is the son of the Chief Executive Officer of the Company, to provide services, payable in semi monthly installments. The total payments were $175,000 for the year ended September 30, 1998 which were included in selling, general and administrative expenses. Beginning in January 1999, the payments were reduced to $2,200 payable weekly through January 2001. Consulting expense was $132,000 and $56,427 for the nine months ended June 30, 1998 and 1999 respectively.


            The Company has paid consulting fees to an entity whose stockholder is another son of the Chief Executive Officer of the Company. Consulting fees amounted to $17,000 for the year ended September 30, 1998.

      Revenues


            The Company provides payroll services to an entity whose publicly traded common stock is owned by the son of the Chief Executive Officer of the Company. Revenues related thereafter for the period ended September 30, 1998, June 30, 1998 and 1999 were $2,321,000,
            $1,572,000 and $1,162,000, respectively.

            The Company also provides payroll services to a non public entity whose common stock is owned 50% by the Chief Executive Officer of the Company. For the periods ended September 30, 1997, and 1998, and June 30, 1998 and 1999, revenues were $120,000, $1,277,000, $943,000 and $328,000, respectively.


Note 10 - Accounts Payable and Accrued Expenses


                                            September 30,            June 30,
                                         1997          1998            1999
                                         ----          ----            ----
                                                                    (Unaudited)

            Accounts payable          $   91,154    $  220,370      $  310,869
            Accrued compensation          40,522       312,402         315,101
            Accrued commissions           38,500            --              --
            Accrued legal                 29,264            --          99,646
            Accrued other                 28,783       107,124         166,409
            Accrued interest                  --        71,242          65,977
            Accrued lease                     --       101,605          72,780

            Due to JPI (Note 3)               --       115,000         115,000

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1999 and 1998 is unaudited)

                                      ----------    ----------      ----------
                                      $  228,223    $  927,743      $1,145,782
                                      ==========    ==========      ==========

Note 11 - Other Expenses

                                                    For the Periods Ended     For the nine Months Ended
                                                         September 30,                 June 30,
                                                      1997          1998          1998          1999
                                                      ----          ----          ----          ----
                                                                              (Unaudited)    (Unaudited)
            Litigation settlement
              and related legal costs (Note 8)      $     --      $798,000      $798,000      $237,164
            Abandonment of equipment
              and lease                                   --       101,606            --            --
                                                    --------      --------      --------      --------
                                                    $     --      $899,606      $798,000      $237,164
                                                    ========      ========      ========      ========

Note 12 - Income Taxes

            Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities follow:

                                                                     September 30,              June 30,
                                                                  1997           1998            1999
                                                               -----------    -----------     -----------
                                                                                              (Unaudited)
            Current assets and liabilities
              Loss on sale of receivables                      $    20,000    $   330,000     $   238,000

              Valuation allowance                                  (20,000)      (330,000)       (238,000)
                                                               -----------    -----------     -----------

            Net current deferred tax asset (liability)         $        --    $        --     $        --
                                                               ===========    ===========     ===========

            Noncurrent assets and liabilities
              Net operating loss carryforward                  $    87,000    $   683,000     $ 1,295,000
              Stock compensation                                        --         11,000          30,000
              Depreciation                                              --         (9,000)        (10,000)
              Valuation allowance                                  (87,000)      (685,000)     (1,315,000)
                                                               -----------    -----------     -----------

            Net noncurrent deferred tax asset (liability)      $        --    $        --     $        --
                                                               ===========    ===========     ===========

There were no provisions for income taxes for the periods ended September 30, 1997 and 1998, and June 30, 1998 and 1999 because the Company has net operating loss carryforwards with a corresponding valuation allowance against them.


            At September 30, 1998, the Company has available the following federal net operating loss carryforwards for tax purposes:


                      Expiration Date
                        Year Ending
                       September 30,
                   ---------------------
                           2012                                     $   218,000
                           2018                                       1,491,000

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1999 and 1998 is unaudited)

Note 12 -   Income Taxes - (continued)


            The effective tax rate on net loss varies from the statutory federal income tax rate for periods ended September 30, 1997 and 1998.


                                         1997          1998
                                        ------        ------
            Statutory rate               (34.0)%       (34.0)%
            State taxes,                  (6.0)         (6.0)
            Other differences, net         0.6           0.9
            Valuation allowance           39.4          39.1
                                        ------        ------
                                           0.0%          0.0%



Note 13 - Commitments and Contingencies

      Office Leases

            The Company leases offices and equipment under various leases expiring through September 30, 2002. Monthly payments under these leases are $73,000.

            The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year, as of September 30, 1998.


            For the Years Ending
            September 30,
            ----------------
                1999                                $ 270,000
                2000                                  210,000
                2001                                  136,000
                2002                                   81,000

            Rent expense was $26,000, $187,000, $129,000 and $263,000 for the periods ended September 30, 1997, 1998 and June 30, 1998 and 1999, respectively.


      Employment Agreements


            The Company has entered into employment agreements with five executives. The terms of the agreements stipulate annual salaries, aggregating $916,000 plus additional bonuses with stock options of 500,000 shares granted and vested over three to four years. One agreement with the Chief Executive Officer is for three years, while the others continue until terminated by the Company. The agreement with the Chief Executive Officer entitles him to severance compensation equal to 2.9 times his base salary.

      Other

            Certain stockholders of the Company may have a right to pursue claims against the Company as a result of possible technical violations of the laws and regulations governing the private placement and issuance of securities. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position.


Note 14 - Stock Options and Warrants


            The Company has issued stock options to employees with terms of three to four years. The options may be granted for 534,000 shares.


            Pro forma information regarding net income and earnings per share is required by the Financial Accounting Standards Board Statement ("FASB No. 123"), and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using the minimum method option pricing model.

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1999 and 1998 is unaudited)

Note 14 - Stock Options and Warrants - (continued)


            The minimum method option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


            The following weighted-average assumptions were used:

                                                   September 30,
                                               1997          1998
                                               ----          ----
            Risk-free interest rate              --            6%
            Dividend yield                       --            0%
            Expected life                        --         4 years



            For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's proforma information follows:


                                                      For the Periods Ended
                                                          September 30,
                                                      1997             1998
                                                      ----             ----
            Pro forma net loss                    $  (409,394)      $(2,502,175)



            Compensation expense under APB 25 was $26,000 for the year ended September 30, 1998. Deferred compensation at September 30, 1998 was $161,500 to be amortized over the remaining vesting period.


            A summary of the Company's stock option activity, and related information for the years ended September 30, follows:

                                                                        Weighted Average
                                                         Options         Exercise Price
                                                         -------        ----------------
            Outstanding at September 30, 1997                 --            $    --
            Granted                                      534,000               2.55

            Canceled                                          --                 --
            Exercised                                         --                 --
                                                         -------            -------
            Outstanding at September 30, 1998            534,000            $  2.55
                                                         =======            =======
            Exercisable at September 30, 1998             83,055            $  2.00
                                                         =======            =======

                  The exercise prices range from $1.50 to $4.50 per share.

            The Company has also issued 66,667 warrants to purchase shares at $7.50 per share, expiring in 2003.


            Following is a summary of the status of stock options outstanding at September 30, 1998:


                   Outstanding Options                              Exercisable Options
                   -------------------                              -------------------
                                     Weighted
                                      Average         Weighted                Weighted
             Exercise                Remaining        Average                  Average
              Price    Number    Contractual Life  Exercise Price  Number   Exercise Price
              -----    ------    ----------------  --------------  ------   --------------
            $   1.00    166,667       2.0 years      $   1.50      55,555      $   1.50
                2.00    360,000       3.3 years          3.00      27,500          3.00
                3.00      7,333       3.8 years          4.50          --          4.50

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1999 and 1998 is unaudited)


Note 15 - Major Customers


            The Company had one customer and two customers who accounted for 21% and 31% of total revenues for the period ended September 30, 1997 and for the year ended September 30, 1998, respectively. Major customers are those who account for more than 10% of total revenues. For the nine months ended June 30, 1998 and 1999, the Company had two customers who accounted for 30% and 24% of total revenues, respectively.


Note 16 - Retirement Plans


            The Company maintains two 401(k) savings plans for its employees. The terms of the plan define qualified participants as those with at least three months of service. Employee contributions are discretionary up to a maximum of 15% of compensation. The Company can match up to 20% of the employees' first 5% contributions. The Company's 401(k) expense for the periods ended September 30, 1998, June 30, 1998 and 1999 were $16,000, $6,000 and $20,000, respectively.


            The Company has determined that its 401(k) plans may be disqualified due to operational deficiencies. Management is attempting to remedy the deficiencies. The effects on the Company's financial position and results of operations are not determinable at this time.

Note 17 - Year 2000 Issue

            The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's operational equipment or internal computer software that have time sensitive programs may recognize a date using "00 as the year 1900 rather that the year 2000. This could result in a system failure or miscalculations causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business.

            The Company has assessed the implications on its operations of the Year 2000 Issue. At September 30, 1998, the process of evaluating the Company's internal systems was completed and are presently year 2000 compliant. At this time, the Company is satisfied that all of its major vendors have or are in the process of verifying to the Company their Year 2000 compliance. The Company's internal systems have been updated, where appropriate to accommodate year 2000 compliance and actual impact of year 2000 compliance on the Company's future results of operations, capital spending, and business operations is not expected to be material.

Note 18 - Subsequent Events


      (a)   Acquisition

            On January 4, 1999, the Company entered into an asset purchase agreement with B&R Employment, Inc. ("B&R") The Company purchased certain assets including office equipment, furniture and fixtures, sales and operating records, customer contracts and agreements, vendor lists, and seller's licenses and certificates. The purchase price was $2,400,000, consisting of two notes aggregating $1,880,000 and the issuance of 34,667 shares of the Company's common stock. B&R has a put option to sell these shares back to the Company at $15 per share, provided that the Company does not conduct an initial public offering within twenty-four months. A payment of $269,000 was made on the notes and an accounts receivable adjustment of $131,000 resulting in a balance of $1,210,000 to be paid thirty days after successful completion of initial public offering or March 1, 2000, whichever is sooner. The remaining note of $270,000 is payable in eight quarterly principal and interest

                          STRATUS SERVICES GROUP, INC.
                          Notes to Financial Statements
         (Information as of June 30, 1999 and for the nine months ended
                      June 30, 1999 and 1998 is unaudited)

Note 18 - Subsequent Events - (continued)

            installments of $37,656 commencing ninety days after payment of the first note. In addition, the Company purchased existing accounts receivable of $600,000 from B&R and sold them to the factor.


            In connection with this acquisition, the Company entered into an employment and a non-compete agreement for a three year period with the sole stockholder of B&R.

            The excess of net assets acquired over the purchase price resulted in goodwill of approximately $2,400,000.


      (b)   Private Placement

            The Company raised $825,000 through a private placement during the nine months ended June 30, 1999. Each private placement "unit" was a combination of debt and equity. For each $50,000 unit, the investor received a $50,000 promissory note from the Company and 3,333 shares of the Company's common stock valued at $3.75 per share. The note bears interest at 13% per annum from the original note date until the successful completion of the Company's initial public offering of common stock ("IPO"). Upon the successful completion of the IPO, accrued interest and principal are due in full.

            In August 1999, each private placement participant was offered an additional 10,000 shares of the Company's common stock in exchange for the recission of the original debt portion of the unit, thereby converting each unit acquired by an investor accepting the offer into 13,333 shares of common stock at $3.75 per share. In connection with this offer, participants representing $700,000 of the $825,000 of proceeds received agreed to the recission offer.

            As each private placement investor representing the remaining $125,000 received both debt (in the form of a promissory note payable by the Company) and equity (in the form of the Company's common stock), a portion of the $125,000 face value of the debt was allocated to equity based on the value of $3.75 per share of common stock. As such the company has allocated $83 and $8,250 to common stock and additional paid-in capital respectively. The remainder was allocated to short-term debt. The difference between the face value of $125,000 and the amount recorded in short-term debt will be accreted to interest expense over the expected life of the debt.

      (c)   Acquisition


            In April 1999, the Company purchased the rights, title and interest of certain accounts of Adapta Services Group, Inc. for $50,000.


      (d)   Registration

            The Company is in the registration process to register shares of common stock for public sale.

      (e)   Reverse Stock Split

            On August 30, 1999 the Company's Board of Directors authorized management to file an amended registration statement with the Securities and Exchange Commission to permit the Company to sell shares of its common stock to the public. The Company's Board of Directors has approved a two for three reverse stock split of common stock to be effective immediately prior to the effective date of the Company's IPO. All common stock and per share information has been adjusted to reflect the reverse stock split as if such split had taken place at the inception of the Company.

Independent Auditors' Report

To the Former President of Royalpar Industries, Inc.

We have audited the accompanying consolidated statements of operations of Royalpar Industries, Inc. and Subsidiaries for the year ended March 31, 1997 and for the period April 1, 1997 to August 11, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations of Royalpar Industries, Inc. and Subsidiaries for the year ended March 31, 1997 and for the period April 1, 1997 to August 11, 1997 in conformity with generally accepted accounting principles.

As discussed in Note 5, on February 20, 1998, the Company filed a Plan of Reorganization with the U.S. Bankruptcy Court which detailed an orderly liquidation of the Company.



                         AMPER, POLITZINER & MATTIA P.A.

July 16, 1999
Edison, New Jersey

                   ROYALPAR INDUSTRIES, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                      For the Year Ended March 31, 1997 and
                   the Period April 1, 1997 to August 11, 1997


                                                   August 11,        March 31,
                                                     1997              1997
                                                 ------------      ------------

Revenues                                         $  6,241,479      $ 20,794,924

Cost of revenues                                    5,158,897        16,859,558
                                                 ------------      ------------

Gross profit                                        1,082,582         3,935,366

Operating expenses
  Selling, general and administrative expenses      1,251,348         5,549,004
  Interest expense                                    327,145         1,471,269
                                                 ------------      ------------
  Total operating expenses                          1,578,493         7,020,273

Loss from operations                                 (495,911)       (3,084,907)

Other income                                               --           104,290
                                                 ------------      ------------
Net loss                                         $   (495,911)     $ (2,980,617)
                                                 ============      ============


        See accompanying notes to consolidated statements of operations.

                   ROYALPAR INDUSTRIES, INC. AND SUBSIDIARIES
                 Notes to Consolidated Statements of Operations


Note 1 - Going Concern

            Royalpar Industries, Inc. and Subsidiaries (the "Company") financial statements have been prepared assuming that the Company was a going concern. The Company had been experiencing significant losses from operations due to increased overhead and additional interest costs from the factoring of receivables.

Note 2 - Nature of Operations and Summary of Significant Accounting Policies

      Operations

            The Company was a subsidiary of Raycomm Transworld Industries, Inc., a publicly traded company. The consolidated statements of operations include the accounts of the following companies (with dates of incorporation) after elimination: Royalpar Industries, Inc. (September 1990), LPL Technical Service, Inc. (April 1959), Ewing Technical Design, Inc. (February 1975) and Mainstream Engineering Co., Inc. (September 1975). The Company provided its customers, qualified staff and accounting and payroll support from various offices in New Jersey, Florida, Colorado, Texas, California and Arizona. All intercompany transactions have been eliminated in consolidation.

            Due to the status of the Company's financial position, management initiated a reorganization process on January 30, 1997. The Company filed a Plan of Reorganization with the U.S. Bankruptcy Court in New Jersey under Chapter 11 of the U.S. Bankruptcy Code. The following assets and (liabilities) were included in the initial Bankruptcy filing:


                  Personal Property                                $  1,682,907
                  Creditors Holding Secured Claims                   (5,837,597)
                  Creditors Holding Unsecured Priority Claims        (5,712,795)
                  Creditors Holding Unsecured Non-priority Claims    (5,815,099)
                                                                   ------------
                    Net liabilities included in Bankruptcy filing  $(15,682,584)
                                                                   ============


            On July 29, 1997, the Company received an Order from the U.S. Bankruptcy Court, approving a private sale of substantially all of the Company's assets, ongoing businesses and personal property, free and clear of all liens, claims and encumbrances, and authorizing the assumption and assignment of certain unexpired leases and executory contracts. Pursuant to this Order, the Company sold certain assets and transferred certain liabilities of the Company to Stratus Services Group, Inc. ("Stratus") on August 11, 1997 (Note 3).

      Revenue Recognition

            The Company recognized revenue as the services were performed by its workforce. The Company's customers were billed weekly.



      Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   ROYALPAR INDUSTRIES, INC. AND SUBSIDIARIES
                 Notes to Consolidated Statements of Operations

Note 2 - Nature of Operations and Summary of Significant Accounting Policies (continued)


      Depreciation

            Depreciation was provided over the estimated useful lives of the assets as follows:


                                                                    Estimated
                                             Method                Useful Life
                                             ------                -----------
            Computer equipment            Straight-line             3 years
            Machinery and equipment     Declining balance           5 years
            Furniture and fixtures      Declining balance           5-7 years


            Depreciation expense for the year ended March 31, 1997 and for the period April 1, 1997 to August 11, 1997 was $158,000 and $47,000,
            respectively.

      Amortization

            Amortization expense consisted of the amortization of goodwill and other intangible assets which were amortized over a five year period. Amortization expense for the year ended March 31, 1997 was $74,000 and $-0- for the period ended August 11, 1997.

      Advertising Costs

            Advertising costs were expensed as incurred. Advertising expense for the year ended March 31, 1997 and for the period April 1, 1997 to August 11, 1997 was $37,000 and $15,000, respectively.

      Income Taxes and Other Filings

            The Company had not filed income tax returns for several periods. The Company had experienced operating losses in these periods, and had significant net operating losses. Therefore, there was no income tax due and any deferred tax assets and liabilities have valuation allowances against them. The Company did not file its 401(k) retirement plans and has accrued $200,000 of penalties for the year ended March 31, 1997. In addition, $95,000 and $214,000 was accrued for interest and penalties on unpaid payroll taxes for the year ending March 31, 1997 and the period April 1, 1997 to August 11, 1997.

Note 3 - Sale of Assets

            As discussed in Note 2, the Company, on August 11, 1997, sold its assets and was relieved of certain liabilities such as leases of operating offices, and holiday and vacation pay in exchange for $150,000 and the acquisition of 400,000 shares of Stratus common stock. The excess of value received over the net assets sold resulted in a gain on sale of $67,975.

                   ROYALPAR INDUSTRIES, INC. AND SUBSIDIARIES
                 Notes to Consolidated Statements of Operations


Note 3 - Sale of Assets - (continued)


            Prepaid insurance                            $ 612,566
            Insurance obligation payable                  (483,601)
            Office equipment                                39,400
            Security deposits                                3,906
            Accrued holiday and vacation pay               (70,246)
                                                         ---------
            Net assets sold                                102,025


            Amounts received
                Cash received                              150,000
                 Common stock received
                  (400,000 shares @ $.05 per share)         20,000
                                                         ---------
                                                           170,000
            Excess of value received over
              net assets sold - gain on sale             $  67,975
                                                         =========

            Even though certain stockholders of the Company are personally related to certain stockholders of Stratus, there was a change in control of more than 50%, necessitating the use of fair value accounting.


Note 4 - Major Customers

            The Company had one major customer that accounted for 24% of total revenues during the period April 1, 1997 to August 11, 1997, and two major customers that accounted for 32% of total revenues during the year ended March 31, 1997.

Note 5 - Subsequent Event

            The Company continued in existence, with no activity, until February 20, 1998 (the "Confirmation Date"), when the U.S. Bankruptcy Court confirmed the Company's second amended Joint Plan of Reorganization which detailed an orderly liquidation of the Company.

Independent Auditors' Report

To the Stockholder of
B&R Employment, Inc.

We have audited the accompanying balance sheets of B&R Employment, Inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholder's deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B&R Employment, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                        AMPER, POLITZINER & MATTIA, P.A.

August 20, 1999
Edison, New Jersey

                              B&R EMPLOYMENT, INC.
                                 Balance Sheets
                                  December 31,

                                     Assets

                                                                  1998            1997
                                                                  ----            ----
Current assets
  Cash                                                          $   1,173       $     936
  Due from factor                                                  81,548         170,108
  Accounts receivable - in house, net of allowance
    for doubtful accounts of $42,113 and $-0-                          --           4,598
  Unbilled receivables                                                 --          25,516
  Due from affiliate - net of allowance for doubtful
    accounts of $329,724 and $-0-                                      --         122,411
                                                                ---------       ---------
                                                                   82,721         323,569
Property and equipment, net of
  accumulated depreciation                                          8,039          14,039
                                                                ---------       ---------

                                                                $  90,760       $ 337,608
                                                                =========       =========

                      Liabilities and Stockholder's Equity

Current liabilities
  Accounts payable                                              $  79,280       $  79,230
  Accrued payroll and payroll taxes payable                        42,467          16,964
  Due to insurance company                                         70,000         115,000
                                                                ---------       ---------
                                                                  191,747         211,194
Stockholder's (deficiency) equity
  Common stock, no par value, 1,000 shares
  authorized, 100 shares issued and outstanding                     1,000           1,000
  (Accumulated deficit) retained earnings                        (101,987)        125,414
                                                                ---------       ---------
    Total stockholder's (deficiency) equity                      (100,987)        126,414
                                                                ---------       ---------

                                                                $  90,760       $ 337,608
                                                                =========       =========


                See accompanying notes to financial statements.

                              B&R EMPLOYMENT, INC.
                            Statements of Operations
                        For the Years Ended December 31,

                                                     1998               1997
                                                     ----               ----

Revenues                                         $ 4,668,089        $ 4,367,050

Cost of revenue                                    3,246,769          3,002,725
                                                 -----------        -----------

Gross profit                                       1,421,320          1,364,325

Selling, general, and administrative
  expenses                                         1,503,645          1,074,168
                                                 -----------        -----------

Earnings (loss) from operations                      (82,325)           290,157
                                                 -----------        -----------

Other income (expense)
  Interest expense                                    (5,995)                --
  Other income                                        45,541                 --
  Finance charges                                   (174,800)          (164,829)
                                                 -----------        -----------
                                                    (135,254)          (164,829)
                                                 -----------        -----------

Net (loss) income                                $  (217,579)       $   125,328
                                                 ===========        ===========


                See accompanying notes to financial statements.

                              B&R Employment, Inc.
                      Statement of Stockholder's Deficiency
                        For the Years Ended December 31,

                                       Common         Retained Earnings
                                        Stock       (Accumulated Deficit)        Total
                                        -----       ---------------------        -----

Balance - December 31, 1996            $   1,000         $      86             $   1,086

Net income                                    --           125,328               125,328
                                       ---------         ---------             ---------

Balance - December 31, 1997                1,000           125,414               126,414

Net (loss)                                    --          (217,579)             (217,579)

Stockholder's distributions                   --            (9,822)               (9,822)
                                       ---------         ---------             ---------

Balance - December 31, 1998            $   1,000         $(101,987)            $(100,987)
                                       =========         =========             =========


                See accompanying notes to financial statements.

                              B&R EMPLOYMENT, INC.
                            Statements of Cash Flows
                        For the Years Ended December 31,

                                                         1998            1997
                                                         ----            ----
Cash flows from operating activities
  Net income (loss)                                    $(217,579)      $ 125,328
                                                       ---------       ---------
  Adjustments to reconcile net income (loss) to net
    cash from operating activities
      Depreciation and amortization                        6,300             499
  Changes in operating assets and liabilities
    Accounts receivable - in house                         4,598         357,724
    Due from factor                                       88,560        (170,108)
    Unbilled receivables                                  25,516         (25,516)
    Due to/from affiliate                                122,411        (134,612)
    Accounts payable                                          50        (102,224)
    Accrued payroll and payroll taxes                     25,503        (150,671)
    Due to insurance company                             (45,000)        115,000
                                                       ---------       ---------
      Total adjustments                                  227,938        (109,908)
                                                       ---------       ---------
                                                          10,359          15,420
                                                       ---------       ---------

Cash flows from investing activities
  Purchase of property and equipment                        (300)        (14,484)
                                                       ---------       ---------

Cash flows from financing activities
  Stockholders' distributions                             (9,822)             --
                                                       ---------       ---------
                                                          (9,822)             --
                                                       ---------       ---------

Net change in cash                                           237             936

Cash - beginning                                             936              --
                                                       ---------       ---------

Cash - ending                                          $   1,173       $     936
                                                       =========       =========

Supplemental disclosure of cash paid
  Interest                                             $   5,995       $      --


                See accompanying notes to financial statements.

                              B&R EMPLOYMENT, INC.
                          Notes to Financial Statements


Note 1 - Nature of Operations and Summary of Significant Accounting Policies Operations

            The Company was incorporated in August 16, 1995 for the purpose of providing temporary staffing services. The Company provides qualified staff for customers from its three offices in Delaware.

            The Company's customers are in various industries and are located in Delaware, Maryland and Pennsylvania. Credit is granted to substantially all customers. No collateral is maintained.

            Revenue Recognition

            The company recognizes revenue as the services are performed by its workforce. The company's customers are billed weekly. At balance sheet dates there may be accruals for unbilled receivables and related compensation costs.

            Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Property and Equipment

            Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                                      Estimated
                                                   Method            Useful Life
                                                   ------            -----------

                  Furniture and fixtures      Declining balance      5 - 7 years
                  Leasehold improvements        Straight-line            3 years

            Factoring

            The Company's factoring agreement (see Note 2) with a financing institution ("factor") has been accounted for as a sale of receivables under Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Services of Financial Assets and Extinguishment of Liabilities."

            Income Taxes

            The Company has elected to be taxed as a S-Corporation for federal and state tax purposes. Under this election, substantially all of the profits, losses, credits and deductions of the Company are passed through to the individual stockholder. There is no provision for corporate income taxes.

            Advertising Costs

            Advertising costs are expensed as incurred. The expense for the years ended December 31, 1998 and 1997 were $29,000 and $42,000, respectively.

                              B&R EMPLOYMENT, INC.
                          Notes to Financial Statements


Note 2 - Factoring Agreement

            The Company has a factoring agreement with a financing institution ("factor") under which it may sell qualified trade accounts receivable, with limited recourse provisions. The agreement, which expired December 31, 1998, required the Company to repurchase or replace any receivables remaining uncollected for more than 90 days. During the years ended December 31, 1998 and 1997, the gross proceeds resulting from the sale of receivables were $4,668,000 and $2,035,000, respectively. As of December 31, 1998 and 1997, $658,000 and $622,000, respectively of the receivables sold to the factor had not been collected.

Note 3 - Property and Equipment

                                                      December 31,
                                                   1998         1997
                                                   ----         ----

                  Furniture and fixtures          $ 7,359      $ 7,059
                  Leasehold improvements            7,500        7,500
                                                  -------      -------
                                                   14,859       14,559
                  Accumulated depreciation          6,820          520
                                                  -------      -------
                  Net property and equipment      $ 8,039      $14,039
                                                  =======      =======

Note 4 - Related Party Transaction

            Rent

            The Company rents on a month-to-month basis one of its office facilities from its sole stockholder at an annual rental of $14,000. Rent expense was $37,208 and $25,400 for the years ended December 31, 1998 and 1997, respectively.

            Expenses

            An affiliated company, also owned 100% by the Company's stockholder paid certain expenses including salaries, payroll taxes, employee benefits, rent, selling, advertising, utilities, professional and other administrative expenses on behalf of the Company. For the years ended December 31, 1998 and 1997 $1,217,000 and $1,600,000 was
            advanced to the affiliate. As of December 31,1997 the amount was expected to be collected in the normal course of business. For the years ended December 31, 1998 and 1997, $1,009,000 and $1,457,000 of
            expenses respectively were allocated to the Company from this affiliate. At December 31, 1998, the amount due from the affiliate was fully reserved and $329,724 was charged to operations.

Note 5 - Major Customer

            The Company had one customer who accounted for 11% of total revenues for the year ended December 31, 1998. Major customers are those who account for more than 10% of total revenues. There were no major customers for the year ended December 31, 1997.

Note 6 - Commitments and Contingencies

            In June 1999, an insurance company filed a lawsuit against the Company. The suit alleges that the insurance company is owed unpaid workers' compensation premiums. In July 1999, the Company, through its attorneys, negotiated a settlement of $70,000, which is reflected as due to insurance company in current liabilities. The payment terms of the settlement are currently under negotiations. Management believes that the ultimate resolution of this matter will not have a material adverse effect upon the Company's financial position or results of operations.

                              B&R EMPLOYMENT, INC.
                          Notes to Financial Statements


Note 7 - Year 2000 Issue

            The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's operational equipment or internal computer software that have time sensitive programs may recognize a date using "00 as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business.

            The Company has assessed the implications on its operations of the Year 2000 Issue. At December 31, 1998, the process of evaluating the Company's internal systems was completed. All systems are presently Year 2000 compliant. At this time the Company is satisfied that all of its major vendors have or are in the process of verifying to the Company their Year 2000 compliance. The Company's internal systems have been updated, where appropriate, to accommodate Year 2000 compliance. The actual impact of Year 2000 compliance on the Company's future results of operations, capital spending, and business operations is not expected to be material.

Note 8 - Subsequent Events

            On January 4, 1999, the Company entered into an asset purchase agreement with Stratus Services Group, Inc. ("Stratus"). The Company sold certain assets including office equipment, furniture and fixtures, sales and operating records, customer contracts and agreements, vendor lists, and seller's licenses and certificates. The sale price was $2,400,000, consisting of two notes aggregating $1,800,000 and the issuance of 52,000 shares of Stratus' common stock. The Company has a put option to sell these shares back to Stratus at $10 per share, provided that Stratus does not conduct an initial public offering within 24 months. A payment of $269,000 was made on the notes and an accounts receivable adjustment of $131,000 resulting in a balance of $1,210,000 to be paid 30 days after the successful completion of the initial public offering or March 1, 2000, whichever is sooner. The remaining note of $270,000 is payable in eight monthly principal and interest installments of $37,656 commencing 90 days after payment of the first note. In addition, Stratus purchased outstanding accounts receivable from the Company's factor of 658,000 (Note 2).

            The Company will continue to exist in order to collect the proceeds of the notes receivable and liquidate its debt.

                          STRATUS SERVICES GROUP, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended September 30, 1998

                                              For the Year Ended              Pro Forma
                                    September 30, 1998  December 31, 1998    Adjustments              Pro Forma
                                         Stratus             B & R
                                       ------------       ------------      ------------             ------------
Revenues                               $ 24,919,639       $  4,668,089      $         --             $ 29,587,728

Cost of revenue                          20,329,718          3,246,769                --               23,576,487
                                       ------------       ------------      ------------             ------------
Gross Profit                              4,589,921          1,421,320                --                6,011,241

Operating Expenses                        5,631,020          1,503,645          (293,731)(a)(b)(c)      6,840,934
                                       ------------       ------------      ------------             ------------

(Loss) from operations                   (1,041,099)           (82,325)          293,731                 (829,693)

Other income (expenses):
  Finance charges                          (524,649)         (174,800)                --                 (699,449)
  Interest expense                          (48,170)           (5,995)          (154,788)(d)             (208,953)
  Other income                               33,729             45,541           (45,541)(e)               33,729
  Other (expenses)                         (899,606)                --                --                 (899,606)
                                       ------------       ------------      ------------             ------------
                                         (1,438,696)         (135,254)          (200,329)              (1,774,279)

Net (Loss)                             ($ 2,479,795)      ($   217,579)     $     93,402             ($ 2,603,972)
                                       ============       ============      ============             ============

Pro forma loss per common share -
  Basic Diluted                                                                                      $       (.72)

Weighted average shares used in computing
  Pro forma loss per common share -
  Basic and Diluted                                                                                     3,602,086

             See accompanying notes to unaudited pro forma condensed
                            statements of operations

                          STRATUS SERVICES GROUP, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     For the nine months ended June 30, 1999

                                 For the nine months   For the three months        Pro Forma
                                 ended June 30, 1999  ended December 31, 1998      Adjustments        Pro Forma
                                       Stratus                 B & R
                                     ------------           ------------           ------------      ------------
Revenues                             $ 21,263,817           $  1,333,791            $        --      $ 22,597,608

Cost of revenue                        16,843,326              1,007,407                     --        17,850,733
                                     ------------           ------------           ------------      ------------
Gross Profit                            4,420,491                326,384                     --         4,746,875

Operating Expenses                      5,131,145                302,216                 40,428(c)      5,473,789
                                     ------------           ------------           ------------      ------------

Earnings (loss) from operations          (710,654)                24,168                (40,428)         (726,914)

Other income (expenses):
  Finance charges                        (539,463)               (39,297)                    --          (578,760)
  Interest expense                       (209,679)                (5,748)               (39,043)(d)      (254,470)
  Other income                             18,155                     --                     --            18,155
  Other (expenses)                       (237,164)                    --                     --          (237,164)
                                     ------------           ------------           ------------      ------------
                                         (968,151)               (45,045)               (39,043)       (1,052,239)

Net (Loss)                           ($ 1,678,805)          ($    20,877)          ($    79,471)     ($ 1,779,153)
                                     ============           ============           ============      ============

Pro forma loss per common share -
  Basic and Diluted                                                                                  $       (.47)

Weighted average shares used in computing
  Pro forma loss per common share -
    Basic and  Diluted                                                                                  3,783,714

             See accompanying notes to unaudited pro forma condensed
                            statements of operations

                          STRATUS SERVICES GROUP, INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

NOTE 1 -- Basis of Presentation

            The unaudited pro forma condensed statements of operations present the accounts of Stratus Services Group, Inc. ("Stratus") and B&R Employment, Inc. ("B&R") as if the acquisition of B&R by Stratus occurred on October 1, 1997. The pro forma statements of operations should be read in conjunction with the historical financial statements of Stratus and B&R and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The results of operations of B&R have been included in the results of operations of Stratus from January 4, 1999, the date of the acquisition.

            For the year ended September 30, 1998 the unaudited pro forma condensed statement of operations includes Stratus with year end of September 30, 1998 and B&R with a December 31, 1998 year end.

            For the nine months ended June 30, 1999 the unaudited pro forma condensed statement of operations include B & R operations from January 4, 1999 included in Stratus plus B & R unaudited three months ended December 31, 1998.

            The pro forma condensed statements of operations (unaudited) for the year ended September 30, 1998 and for the nine month period ended June 30, 1999 do not purport to be indicative of the results that actually would have been obtained if operations were combined at the beginning of the fiscal year ended October 1, 1997, and this presentation is not intended to be a projection of future results or trends.

NOTE 2 - Pro Forma Adjustments

            The following adjustments would be required if the acquisition occurred as indicated above:

                  (a) Reflects the elimination of the write-off of a $329,724 receivable from an affiliated company;

                  (b) Reflects the elimination of a non-recurring fee of $125,000 paid to the factor;

                  (c) Reflects the amortization of goodwill of $160,993 and $40,428 for the year ended September 30, 1998 and the nine months ended June 30, 1999, respectively;

                  (d) Reflects interest expense on the notes payable to B&R in incurred in connection with the acquisition;

                  (e)   Reflects the elimination of non-recurring income.

      Until       , 1999 (25 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          STRATUS SERVICES GROUP, INC.


                                1,500,000 Shares


                                  Common Stock

                                   PROSPECTUS

                            Hornblower & Weeks, Inc.

                                     , 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Delaware General Corporation Law, Section 102(b)(7), authorizes a corporation to eliminate or limit personal liability of members of its board of directors for violations of a director's fiduciary duty of care. Such elimination or limitation of personal liability is not permitted, however, where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or knowing violation of law, or payment of a dividend or approval of a stock repurchase which was deemed illegal or where a director obtains an improper personal benefit.

The Registrant's Certificate of Incorporation (filed as Exhibit 3.1 to this Registration Statement) provides that a director of the Company shall, to the maximum extent permitted by Section 102(b)(7) or any successor provision or provisions, have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

The Registrant's Certificate of Incorporation and Bylaws (filed as Exhibit 3.2 to this Registration Statement) provides that any director or officer of the Company involved in any action, suit or proceeding, the basis of which is alleged action or inaction by such director or officer while he was acting in an official capacity as a director or officer of the Registrant or as a director, trustee, officer, employee or agent of another entity at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by Section 145 against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such indemnification as to such alleged action or inaction continues as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Registrant or a director, officer, trustee, employee or agent of such other entity and inures to the benefit of the indemnitee's heirs, executors and administrators. The Certificate of Incorporation also provides that the right to indemnification shall be a contract right which shall not be affected adversely as to any indemnitee by any amendment to the Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment and shall include, unless otherwise restricted or prohibited by law or the Registrant's By-laws, the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. The Registrant's Board of Directors may also grant these indemnification rights to any employee or agent of the Registrant or to any person who is or was a director, officer, employee or agent of the Registrant's affiliates, predecessors or subsidiaries.

Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1 to the Registration Statement, which contains certain provisions for the indemnification by the Underwriter of the Registrant and the director and officers of the Registrant who signed the Registration Statement against certain liabilities, including civil liabilities, under the Securities Act of 1933. The Underwriting Agreement also contains certain provisions for the indemnification by the Registrant of, among others, persons who control the Underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, all of which are being paid by the Registrant, in connection with this offering. All the fees are estimates except the Securities and Exchange Commission Registration fee, the NASD filing fee and the Nasdaq Smallcap fee.


Registration fee - Securities and Exchange Commission.............   $     3,941
NASD filing fee...................................................         1,918
Nasdaq Smallcap fee...............................................        10,000
Accounting fees and expenses......................................       150,000
Legal fees and expenses...........................................       100,000
Blue sky fees and expenses, including legal fees..................        35,000
Printing; stock certificates......................................       125,000
Transfer agent and registrar fees.................................         5,000
Non-accountable expense allowance.................................       450,000
Miscellaneous.....................................................        10,000
                                                                     -----------
  Total............................................................  $   890,859
                                                                     ===========


Item 26. Recent Sales of Unregistered Securities.


All shares of Common Stock and the exercise price of warrants and options have been adjusted to reflect a 2-for-3 reverse split to be effected prior to the effective date of this Registration Statement.

Between April 4, 1997 and September 1, 1997, Joseph J. Raymond, Michael J. Rutkin and other investors contributed capital amounting in aggregate to approximately $125,000 to purchase the assets of Royalpar Industries, Inc. In exchange for their investment, these initial investors, each of whom was an executive or management level employee or a relative of an executive or management employee of the Registrant, were issued 2,486,667 shares of Common Stock of the Registrant resulting in a price per share of $0.075. Based upon its familiarity with the investors, the Registrant determined that each investor had such knowledge and experience in financial and business matters to enable the investor to evaluate the merits and risks of the investments. The issuance and sale of these securities was made in reliance on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") as a transaction not involving any public offering.


Below is a chart showing these initial investors, the number of shares issued to them, and the date of issue.


Date                        Name/Entity                                  Shares
----                        -----------                                  ------
4/4/97       Rutkin, Michael J.                                              667
9/1/97       Raymond, Sr., Joseph J.                                   1,736,000
9/1/97       Kingston Family Revocable Trust                              33,333
9/1/97       Sahyoun, Charles A.                                         220,000
9/1/97       Foley, Thomas                                                 8,333
9/1/97       Abruzzese, Arthur                                             8,333
9/1/97       Porzio, Eugene Robert                                         8,333
9/1/97       Ribaudo, Alfonso                                              8,333
9/1/97       Rutkin, Michael J.                                          333,333
9/1/97       Feidt, Don W.                                                20,000
9/1/97       Schneider, Frank Jr.                                         16,667
9/1/97       Townsend, Donna A.                                              667
9/1/97       Zomak, Beth S.                                                  667
9/1/97       Barbara A. Danner Miglio as cutodian of                         333

             Eugene Miglio IV
9/1/97       Barbara A. Danner Miglio as custodian of
             Anna Marcella Miglio                                            333
9/1/97       Sullivan, Rani L.                                               667
9/1/97       Raymond, J. Todd, trustee for I. Lynch                       26,667
9/1/97       Raymond, J. Todd                                             16,667
9/1/97       Maltzman, Scott A.                                              667
9/1/97       Maltzman, Michael A. & Valerie M.                            46,667

On September 1, 1997, the Registrant issued to 33 purchasers, units ("Phase I Units"), comprised of 8,667 shares of Common Stock of the Registrant at a price of $.075 per share for a total price per unit of $650. Thirty-four and one-half units were sold resulting in the sale of 299,000 shares of Common Stock and gross proceeds of $22,425. In connection with the offering, (i) based on financial information provided by the investors, the Registrant determined that each investor was an "Accredited Investor" (as that term is defined under Regulation D promulgated under the Securities Act), (ii) each investor signed a written agreement that the Phase I Units which he purchased would not be sold without registration under the Securities Act, except in reliance upon an exemption therefrom, and (iii) the Registrant did not engage in any general solicitation or general advertisement for the issuance. Based upon representations made by the investors as to their experience in financial and business matters, the Registrant determined that each investor had the ability to evaluate the merits and risks of the investment. The issuance and sale of these securities was made in reliance on the exemption provided by Section 4(2) of the Securities Act as a transaction not involving any public offering.

On August 11, 1997, the Registrant issued 133,333 shares of Common Stock to each of Congress Financial Corporation and AGR Financial, L.L.C. (collectively, "Congress and AGR") in consideration for Congress' and AGR's consent to the acquisition of assets from Royalpar Industries, Inc. and its release of liens on certain of the acquired assets. In connection with the offering, (i) based on the status of Congress and AGR as large financial institutions and representations made by Congress and AGR, the Registrant determined that each of Congress and AGR was an Accredited Investor (as that term is defined under Regulation D promulgated under the Securities Act) and each had the ability to evaluate the merits and risks of the investment, (ii) both Congress and AGR represented that the securities acquired could not be sold without registration under the Securities Act, except in reliance upon an exemption therefrom, and
(iii) the Registrant did not engage in any general solicitation or advertisement for the issuance. The issuance and sale of these securities were made in reliance on the exemption provided by Section 4(2) of the Securities Act, as a transaction not involving any public offering.

On September 1, 1997, the Registrant issued 291,666 shares of Common Stock to 8 creditors (the "Creditors") in consideration for their consent to the acquisition of assets by the Registrant from Royalpar Industries, Inc. of the acquired assets. Based upon the Registrant's familiarity with the Creditors, the Registrant determined that each Creditor had such knowledge and experience in financial and business matters as to enable the Creditor to evaluate the merits and risks of the investment. The issuance and sale of these securities were made in reliance on the exemption provided by Section 4(2) promulgated under the Securities Act as a transaction not involving any public offering.


On January 1, 1998, the Registrant issued a cumulative total of 8,400 shares of Common Stock to 20 employees as bonuses for efforts contributing to the continuing success and growth of the Registrant in 1997. The issuance of these securities was made without payment to the Registrant of any consideration and therefore was not a "sale" within the meaning of, and not subject to, Section 5 of the Securities Act.


Between December 1, 1997 and September 1, 1998, the Registrant issued to 43 purchasers, units ("Phase II Units"), comprised of 13,333 shares of Common Stock at a price of $3.75 per share for a total price per unit of $50,000. Twenty-two and one half units were sold resulting in gross proceeds of $1,125,000. In connection with the offering, (a) based upon information provided by the investors and its familiarity with certain investors, the Registrant determined that each investor was an "Accredited Investor" (as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended), (b) each investor signed a written agreement stating that the Phase II Units which he purchased would not be sold without registration under the Securities Act, except in reliance upon an exemption therefrom, and (c) the Registrant did not engage in any general solicitation or general advertisement for the issuance. The issuance and sale of these securities was made in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

In connection with the offering of Phase II Units, the Registrant issued a cumulative total of 70,000 shares of Common Stock to nineteen individuals who assisted the Registrant in locating investors for the offering. Based upon its familiarity with each of the individuals, the Registrant determined that each such individual had such knowledge and experience in financial and business matters as to enable such individual to evaluate the merits and risks of the investment. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering.

On January 1, 1999, the Registrant issued 34,667 shares of Common Stock to B & R Employment Inc. in partial consideration for substantially all of the assets of B & R Employment Inc. In addition to these shares, the Registrant also granted to B & R Employment Inc., in the event the Registrant does not conduct an initial public offering of Common Stock within 24 months of the closing of the Asset Purchase Agreement between the Registrant and B & R Employment Inc., an option to sell its stock to the Registrant at $15 per share. Based upon representations made by B&R and the Registrant's familiarity with B&R, the Registrant determined that B&R had such knowledge and experience in financial and business matters as to enable it to evaluate the merits and risks of the investment. The issuance and sale of these securities was made in reliance on the exemption provided by Section 4(2) of the Securities Act as a transaction not involving any public offering.

During June 1999, the Registrant issued to 11 purchasers, units, each consisting of a $50,000 Promissory Note and 3,333 shares of Common Stock of the Registrant. The price per unit was $50,000. Sixteen and one-half (16-1/2) units were sold resulting in gross proceeds of $825,000. The proceeds were used to meet the working capital requirements and expenditures of the Registrant in preparing for its initial public offering of Common Stock. In connection with the offering (a) based upon financial information provided by the investors, the Registrant determined that each investor was an "Accredited Investor" (as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended), (b) each investor signed a written agreement stating that the units which he purchased would not be sold without registration under the Securities Act and (c) the Registrant did not engage in any general solicitation or general advertisement in conducting this offering. The issuance and sale of these securities was made in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

Between September 1, 1997 and December 2, 1998, the Registrant issued options to purchase an aggregate of 534,000 shares of Common Stock to eight of its employees. Based upon its familiarity with each of the individuals, the Registrant determined that each such individual had such knowledge and experience in financial and business matters as to enable such individual to evaluate the merits and risks of the investment. The issuance of these securities was made in reliance on the exception provided in Section 4(2) of the Securities Act as a transaction not involving any public offering.

Between November 23, 1998 and December 2, 1998 the Registrant issued warrants to acquire 66,666 shares of Common Stock to five individuals in consideration for their making loans to the Registrant. Based upon its familiarity with each of the individuals, the Registrant determined that each such individual had such knowledge and experience in financial and business matters as to enable such individual to evaluate the merits and risks of the investment. The issuance of these securities was made in reliance upon Section 4(2) of the Securities Act as a transaction not involving any public offering.

Between May 1999 and June 1999, the Registrant issued 271,403 shares of common stock to 10 creditors in connection with the conversions to equity of indebtedness owed to the creditors. Based upon information provided by the creditors and the Registrant's familiarity with each of the creditors, the Registrant determined that each creditor was an "Accredited Investor" (as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended). The issuance and sale of these securities was made in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

Item 27. Exhibits and Financial Statement Schedules.

(a)   Exhibits

Exhibit Number      Exhibit Description


1.1         Underwriting Agreement (filed herewith)


1.2 Form of Underwriter's Warrant Agreement, including form of warrant certificate.*


2.1 Asset Purchase Agreement, dated July 9, 1997, among Stratus Services Group, Inc. and Royalpar Industries, Inc., Ewing Technical Design, Inc., LPL Technical Services, Inc. and Mainstream Engineering Company, Inc., as amended by Amendment No. 1 to the Asset Purchase Agreement, dated as of July 29, 1997. (filed herewith)

2.2 Asset Purchase Agreement, effective January 1, 1999, by and between Stratus Services Group, Inc. and B&R Employment Inc. (filed herewith)

3.1 Proposed Form of Amended and Restated Certificate of Incorporation of the Registrant (filed herewith).

3.2 By-Laws of the Registrant to be effective upon completion of offering (filed herewith).

4.1 Specimen Common Stock Certificate of the Registrant (filed herewith).

4.2.1 Warrant for the Purchase of 10,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Alan Zelinsky and Stratus Services Group, Inc., and supplemental letter thereto dated December 2, 1998 (filed herewith).

4.2.2. Warrant for the Purchase of 40,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 23, 1998, between David Spearman and Stratus Services Group, Inc. (filed herewith).

4.2.3 Warrant for the Purchase of 10,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Sanford I. Feld and Stratus Services Group, Inc., and supplemental letter thereto dated December 2, 1998 (filed herewith)..

4.2.4 Warrant for the Purchase of 20,000 Shares of Common Stock of Stratus Services Group, Inc., dated November 30, 1998, between Peter DiPasqua, Jr. and Stratus Services Group, Inc. (filed herewith).

4.2.5 Warrant for the Purchase of 20,000 Shares of Common Stock of Stratus Services Group, Inc., dated December 2, 1998, between Shlomo Appel and Stratus Services Group, Inc. (filed herewith).

5.1 Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including consent of such counsel.*

10.1.1 Employment Agreement, dated September 1, 1997, between Stratus Services Group, Inc. and Joseph J. Raymond (filed herewith).

10.1.2 Executive Employment Agreement, dated September 1, 1997, between Stratus Services Group, Inc. and J. Todd Raymond, Esq. (filed herewith).

10.1.3 Executive Employment Agreement, dated December 1, 1997, between Stratus Services Group, Inc. and Charles A. Sahyoun (filed herewith).

10.1.4 Executive Employment Agreement, dated April 17, 1998, between Stratus Services Group, Inc. and Mark S. Levine (filed herewith).

10.1.5 Executive Employment Agreement, dated May 7, 1998, between Stratus Services Group, Inc. and A.

            George Komer (filed herewith).

10.1.6 Executive Employment Agreement, dated September 1, 1997 between Stratus Services Group, Inc. and Michael A. Maltzman (filed herewith).

10.1.7 Consulting Agreement, dated as of August 11, 1997, between Stratus Services Group, Inc. and Jeffrey Raymond (filed herewith).

10.2 Lease, effective June 1, 1998, for offices located at 500 Craig Road, Manalapan, New Jersey 07726. (filed herewith)

10.3 Sale and Purchase Agreement, dated August 11, 1997, between AGR Financial, LLC and Stratus Services Group, Inc., with supplemental letter thereto dated January 8, 1999. (filed herewith)

10.4.1 Promissory Note in the amount of $250,000, dated October 14, 1998, between Stratus Services Group, Inc. and J. Todd Raymond, Esq., Trustee with Powers of Attorney (filed herewith).

10.5.1 Registration Rights Agreement, dated August, 1997, by and among Stratus Services Group, Inc. and AGR Financial, L.L.C. (filed herewith)

10.5.2 Registration Rights Agreement, dated August, 1997, by and among Stratus Services Group, Inc. and Congress Financial Corporation (Western). (filed herewith)

10.6.1 Stock Purchase and Investor Agreement, dated August, 1997, by and between Stratus Services Group, Inc. and Congress Financial Corporation (Western). (filed herewith)

10.6.2 Stock Purchase and Investor Agreement, dated August, 1997, by and among Stratus Services Group, Inc. and AGR Financial, L.L.C. (filed herewith)

10.7        1999 Equity Incentive Plan (filed herewith).

23.1        Consent of Amper, Politziner & Mattia, LLP. (filed herewith)

23.2        Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit
            5.1)

24 Powers of Attorney of officers and directors of the Company [included in the signature page to the Registration Statement being amended by this Amendment No. 1].

27.1 Financial Data Schedule for the 9 months ended June 30, 1999 (filed herewith).

27.2        Financial Data Schedule for 12 months ended September 30, 1998.
            (filed herewith)


*To be filed by amendment.

Item 28. Undertakings.

The undersigned Registrant hereby undertakes:

      (a) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)   The undersigned registrant hereby undertakes that:

            (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Manalapan, the State of New Jersey, on August 31, 1999.


                                            STRATUS SERVICES GROUP, INC.

                                        By: /s/ Joseph J. Raymond
                                            ------------------------------------
                                            Joseph J. Raymond
                                            Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


           Name                                   Title                         Date
           ----                                   -----                         ----
/s/ Joseph J. Raymond               Chairman, Chief Executive Officer      September 3, 1999
--------------------------------    (Principal Executive Officer)
Joseph J. Raymond


/s/ Michael A. Maltzman             Vice President and Chief Financial     September 3, 1999
--------------------------------    Officer (Principal Financing and
Michael A. Maltzman                 Accounting Officer)

             *                      Director                               September 3, 1999
--------------------------------
Michael J. Rutkin

             *                      Director                               September 3, 1999
--------------------------------
H. Robert Kingston

             *                      Director                               September 3, 1999
--------------------------------
Donald W. Feidt

             *                      Director                               September 3, 1999
--------------------------------
Sanford I. Feld



*By: /s/ Joseph J. Raymond
     ---------------------------
     Joseph J. Raymond
     As Attorney in Fact



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